Exhibit 99.1

Devi Holdings, Inc and Subsidiaries

Consolidated Financial Statements and Independent Auditor’s Report

Years ended December 31, 2020 and 2019

(Expressed in U.S. Dollars)

Amounts presented in 000s of United States dollars, unless otherwise noted

DEVI HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED DECEMBER 31, 2020 AND 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
Devi Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Devi Holdings, Inc. and its subsidiaries (together, the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years ended December 31, 2020 and 2019 including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

We draw attention to Note 2 in the financial statements, which indicates that the Company incurred a net loss of $14,600 for the year ended December 31, 2020 and has incurred cumulative losses from inception in the amount of $68,140 at December 31, 2020. These conditions, along with other matters as set forth in Note 2, indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

We have served as the Company’s auditor since 2021.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

November 10, 2021

DEVI HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts expressed in thousands of United States dollars, except share data)

	As at December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$4,255	$3,141
Accounts receivable, net	1,214	1,454
Prepaid expenses	1,997	6,713
Inventory, net	9,264	4,583
Assets held for sale, current	1,196	-
Other current assets	75	40
Total current assets	18,001	15,931
Property, plant and equipment, net	56,257	35,310
Notes receivable, long-term	1,365	976
Operating lease right-of-use asset, net	3,223	2,928
Finance lease right-of-use asset, net	3,362	3,852
Goodwill	27,513	25,170
Intangible assets	16,642	9,642
Equity method investments	4,729	1,069
Assets held for sale	-	1,087
Total assets	$131,092	$95,965
LIABILITIES, NON-CONTROLLING INTEREST AND SHAREHOLDERS’EQUITY
Current liabilities:
Accounts payable	$4,489	$2,595
Accrued expenses and other liabilities	4,425	3,090
Income tax payable	18,162	7,239
Operating lease liability, current portion	632	252
Finance lease liability, current portion	32	467
Notes payable, current portion	-	7,731
Related party notes payable, current portion	-	12,059
Related party paid-in-kind (‘PIK’) loan, current portion	1,091	-
Total liabilities associated with assets held for sale, current	640	-
Total current liabilites	29,471	33,433
Put right liability	1,171	-
Warrant liability, long-term	11,494	-
Notes payable, net of current portion	-	1,037
Related party paid-in-kind (‘PIK’) loan, net of current portion	26,301	-
Operating lease liability, net of current portion	2,771	2,768
Finance lease liability, net of current portion	3,398	3,430
Total liabilities associated with assets held for sale	-	452
Total liabilities	74,606	41,120
Commitments and contingencies (Note 16)
Devi Holdings, Inc. shareholders’ equity:
Common stock	20	13
Additional paid-in capital	117,152	51,643
Accumulated deficit	(68,140)	(30,328)
Total Devi Holdings, Inc. shareholders’ equity	49,032	21,328
Non-controlling interest	7,454	33,517
Total shareholders’ equity	56,486	54,845
Total liabilities and shareholders’ equity	$131,092	$95,965

See accompanying Notes to Consolidated Financial Statements

DEVI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts expressed in thousands of United States dollars, except share data)

	For the year ended December 31,
	2020	2019
Revenue, net of discounts	$76,340	$45,182
Cost of goods sold	(36,744)	(18,946)
Gross profit	39,596	26,236
Operating expenses
General and administrative	23,500	21,077
Selling and marketing	1,812	1,206
Share-based compensation	10,986	-
Depreciation	1,158	1,050
Total operating expenses	37,456	23,333
Operating income	2,140	2,903
Other (expense) income
Loss on disposal of assets	(120)	(6)
Income (loss) from equity method investments	3,274	(675)
Other income	96	79
Interest income	156	207
Interest expense	(5,249)	(1,708)
Amortization of debt costs related to related party PIK loan	(3,325)	-
Income (loss) before taxes and non controlling interest	(3,028)	800
Income taxes	(11,198)	(7,674)
Loss from continued operations before non controlling interest	(14,226)	(6,874)
Net loss from discontinued operations, net of tax	(374)	(801)
Net loss before non controlling interest	(14,600)	(7,675)
Net income attributed to non controlling interest	9,047	10,312
Net loss attributed to Devi Holdings, Inc.	$(23,647)	$(17,987)

See accompanying Notes to Consolidated Financial Statements

DEVI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Amounts expressed in thousands of United States dollars, except share data)

	Shareholders’ Equity
	Common Stock
	Number of shares	At Par Value	Additional Paid- in Capital	Accumulated Deficit	Shareholders’ Equity attributed to Devi	Non controlling Interest	Total Shareholders’ Equity
Balance at January 1, 2019	-	$-	$-	$-	$-	$-	$-
Shares issued to shareholders	32,050,010	3	28,648	-	28,651	-	28,651
Share issuance costs	-	-	(1,323)	-	(1,323)	-	(1,323)
Dividends paid	-	-	-	(1,290)	(1,290)	-	(1,290)
Shares issued in connection with business combinations	95,542,434	10	24,318	-	24,328	-	24,328
Acquisition and ownership changes relating to non controlling interests	-	-	-	(8,995)	(8,995)	23,205	14,210
Common control adjustment (prior to transfer date)	-	-	-	(2,056)	(2,056)	-	(2,056)
Net income (loss)	-	-	-	(17,987)	(17,987)	10,312	(7,675)
Balance at December 31, 2019	127,592,444	$13	$51,643	$(30,328)	$21,328	$33,517	$54,845
Shares issued - equity financing	3,456,000	-	3,000	-	3,000	-	3,000
Share issuance costs	-	-	(423)	-	(423)	-	(423)
Capital contributions from major shareholder	-	-	202	-	202	-	202
Shares issued in connection with business combination	1,984,126	-	1,329	-	1,329	-	1,329
Conversion of convertible notes payable	3,435,667	-	3,000	-	3,000	-	3,000
Cancellation of notes payable	8,500,000	1	5,999	-	6,000	-	6,000
Acquisition and ownership changes relating to non controlling interests	36,000,000	4	40,361	(14,165)	26,200	(35,110)	(8,910)
Agent warrants in connection with AFC Term loan	-	-	1,056	-	1,056	-	1,056
Share-based compensation	15,290,000	2	10,985	-	10,987	-	10,987
Net income (loss)	-	-	-	(23,647)	(23,647)	9,047	(14,600)
Balance at December 31, 2020	196,258,237	$20	$117,152	$(68,140)	$49,032	$7,454	$56,486

See accompanying Notes to Consolidated Financial Statements

DEVI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in thousands of United States dollars, except share data)

	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(14,600)	$(7,675)
Net loss from discontinued operations, net of tax	374	801
Adjustments to reconcile net loss to net cash from operating activities
Depreciation	1,669	1,050
Amortization of debt issuance cost related to related party PIK l	3,325	468
Amortization of right-of-use assets	644	290
Change in investment	(3,274)	675
Loss on disposal of property, plant and equipment, net	154	56
Provision for bad debts	5	200
Share-based compensation Changes in operating assets and liabilities	10,987	-
Accounts receivable	437	(553)
Prepaids and other current assets	(924)	(1,073)
Inventory	(4,681)	(374)
Accounts payable and accrued liability and other liablities	3,232	4,347
Operating lease liability	(301)	(173)
NET CASH PROVIDED IN CONTINUING OPERATIN	(2,953)	(1,961)
NET CASH PROVIDED (USED) IN DISCONTINUED	115	4
NET CASH PROVIDED IN OPERATING ACTIVITIES	(2,838)	(1,957)
CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(2,042)	(3,790)
Purchase of property, plant and equipment	(19,223)	(18,239)
Purchase of intangible asset	-	(1,050)
Issuance of notes receivable	-	(951)
Distributions from equity method investments	2,813	-
Net cash used in investing activities from discontinued operations	(12)	(433)
NET CASH USED IN INVESTING ACTIVITIES	(18,464)	(24,463)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	2,577	23,572
Repayment of Finance Lease Liability	(1,559)	(527)
Proceeds from issuance of notes payable	37,094	18,806
Repayment of notes payable	(7,098)	(9,757)
Owner contribution	1,402	(1,243)
Dividends paid	-	(1,290)
Acquisition of NCI	(10,000)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	22,416	29,561
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS	1,114	3,141

Cash, cash equivalents, beginning of year	3,141	-
Cash, cash equivalents, end of year	$4,255	$3,141

See accompanying Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in thousands of United States dollars, except share data)

	2020	2019
Supplemental disclosure with respect to cash flows
Interest paid	5,481	1,559
Taxes paid	243	400
Supplemental disclosure of non-cash activities
Shares issued for acquisition of business	1,984	5,997
Shares issued for cancellation of warrants	10,245	-
Related party notes payable settlement in exchange for equity	7,500	-
Notes payable settlement in exchange for equity	2,500	-
Recognition of right-of-use assets and liabilities	7,953	7,312
Fair value of warrant liability	11,494	-
Fair value of put right	1,171	-

See accompanying Notes to Consolidated Financial Statements

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
DEVI HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	DESCRIPTION OF BUSINESS

On January 1, 2019, Devi Holdings, Inc. (the “Company” or “Devi”), a Delaware corporation, was formed through the investment of capital and the contribution of assets from a group of stockholders. The Company is a vertically integrated multi-state cannabis operator, headquarters in Phoenix, Arizona at 120 N. 44th Street, Phoenix, AZ 85008. The Company holds licenses in Arizona, Maryland, Massachusetts, and Michigan, and the Company completed the divestiture of our ownership interest in the Connecticut retail asset in February 2021. Additionally, the Company holds investments in entities that hold licenses in California and Missouri.

The Company conducts business through wholly-owned and majority-owned operating subsidiaries, operating agreements and other commercial arrangements.

These consolidated financial statements were authorized for issue by the Board of Directors on November 10, 2021.

NOTE 2.	BASIS OF PRESENTATION

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as of December 31, 2020 and 2019.

The accounting policies have been consistently applied for all periods presented unless otherwise noted.

These consolidated financial statements include all the entities which the Company holds a controlling financial interest. Noncontrolling interest (“NCI”) on the Company’s consolidated balance sheet represent the portion of the entities in which the Company does not have a 100% equity ownership. These consolidated financial statements reflect all adjustments, which, in the opinion of management, are necessary for a fair presentation of the Company’s financial position and results of operations.

Basis on Measurement

These consolidated financial statements have been prepared on the going concern basis, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due. Under the going concern basis, the historical cost convention, except for certain financial instruments that are measured at fair value as described herein. The Company has a net loss of $14,600 for the year ended December 31, 2020 (year ended December 31, 2019 – loss of $7,675) and an accumulated deficit of $68,140 at December 31, 2020 (December 31, 2019 - $30,328). Management believes it will be successful in raising or obtaining the necessary funds to continue in the normal course of operations; however, there is no assurance that these funds will be available on terms acceptable to the Company or at all. These financial statements do not include the adjustments that would be necessary should the Company be unable to continue as a going concern, and such adjustments could be material.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Functional and presentation currency

These consolidated financial statements are presented in United States dollars, which is the functional currency of the Company and its subsidiaries.

Basis of Consolidation

Subsidiaries are entities controlled by the Company. Control exists when the Company either has a controlling voting interest or is the primary beneficiary of a variable interest entity. All intercompany transactions and balances are eliminated on consolidation, and consistent accounting policies are applied across the Company. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. The following is a list of the Company’s operating subsidiaries:

Legal Name	State of Organization	Nature of Operations	Ownership %
AMMA INVESTMENT GROUP, LLC	Arizona	Management Company	50.01%
TIDE MANAGEMENT, LLC	Arizona	Dispensary Management	100.00%
DEVI ARIZONA RE HOLDING, LLC	Arizona	Real Estate Holdings	100.00%
ARIZONA NATURAL PAIN SOLUTIONS, INC.	Arizona	Retail Dispensary	100.00%
SIXTH STREET ENTERPRISES, INC.	Arizona	Retail Dispensary	100.00%
AMADO MANAGEMENT, LLC	Arizona	Greenhouse/Outdoor Grow/Processing Lab	100.00%
NATURE’S SWEETNESS, LLC	Arizona	Cultivation/Processing	100.00%
DEVI CT MANAGEMENT, LLC	Connecticut	Dispensary Management	100.00%
BLUE MOUNTAIN HOLDINGS, LLC	Maryland	Dispensary Management	100.00%
MARYLAND HEALTH MANAGEMENT, LLC	Maryland	Dispensary Management	100.00%
JKJ MANAGEMENT LAUREL, LLC	Maryland	Dispensary Management	100.00%
BLUE MOUNTAIN CARE, LLC	Maryland	Retail Dispensary	0.00%
DURJAYA, LLC	Maryland	Retail Dispensary	0.00%
FARMALOGICS HEALTH AND WELLNESS, LLC	Maryland	Retail Dispensary	49.00%
BLU PHARMS, LLC	Maryland	Retail Dispensary	0.00%
GLOBE STREET MANAGEMENT, LLC	Massachusetts	Dispensary Management	100.00%
NATURE’S MEDICINES, INC.	Massachusetts	Retail Dispensary	100.00%
DEVI MASSACHUSETTS RE HOLDING, LLC	Massachusetts	Real Estate Holdings	100.00%
TEDRA HEALTH MANAGEMENT, LLC	Michigan	Dispensary Management	100.00%
DEVI WAYNE REAL ESTATE, LLC	Michigan	Real Estate Holdings	100.00%
DEVI MI GROW, LLC	Michigan	Cultivation/Processing	0.00%
DEVI MICHIGAN RE HOLDING, LLC	Michigan	Real Estate Holdings	100.00%
PURE RELEAF N UNION, LLC	Michigan	Retail Dispensary	0.00%
DEVI TIREMAN, LLC	Michigan	Retail Dispensary	100.00%
WAYNE PRV, INC.	Michigan	Retail Dispensary	100.00%

The Company has additional subsidiaries that are not included above that have no impact on the consolidated financial statements.

The Company’s subsidiaries for which there is non-controlling interests include:

Legal Name	State of Organization	Nature of Operations	Non-controlling %
TIDE MANAGEMENT, LLC	Arizona	Dispensary Management	49.99%
BLUE MOUNTAIN CARE, LLC	Maryland	Retail Dispensary	100.00%
DURJAYA, LLC	Maryland	Retail Dispensary	100.00%
FARMALOGICS HEALTH AND WELLNESS, LLC	Maryland	Retail Dispensary	51.00%
BLU PHARMS LIMITED LIABILITY COMPANY	Maryland	Retail Dispensary	100.00%
DEVI MI GROW, LLC	Michigan	Cultivation/Processing	100.00%
PURE RELEAF N UNION, LLC	Michigan	Retail Dispensary	100.00%

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Intragroup balances, and any unrealized gains and losses or income and expenses arising from transactions with jointly controlled entities are eliminated to the extent of the Company’s interest in the entity.

The Company treats transactions that do not result in a loss of control as equity transactions and generally no gain or loss is recognized. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognized in a separate reserve within shareholders’ equity; additional paid in capital and attributable to the owners of the Company.

Variable Interest Entities (“VIE”)

A Variable Interest Entity (“VIE”) is a legal entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support, is structured such that equity investors lack the ability to make significant decisions relating to the entity’s operations through voting rights, or do not substantively participate in the gains and losses of the entity. Upon inception of a contractual agreement, the Company performs an assessment to determine whether the arrangement contains a variable interest in a legal entity and whether that legal entity is a VIE. The primary beneficiary has both the power to direct the activities of the VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE entity that could potentially be significant to the VIE. Where the Company concludes it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE. When the Company is not the primary beneficiary, the VIE is accounted for using the equity method and is included in equity method investments on the balance sheets. Refer to Note 7 Equity Method Investments for the Company’s VIEs accounted for using the equity method.

The Company regularly reviews and reconsiders previous conclusions regarding whether it is the primary beneficiary of a VIE. The Company also reviews and reconsiders previous conclusions regarding whether the Company holds a variable interest in a potential VIE, the status of an entity as a VIE, and whether the Company is required to consolidate such a VIE in the financial statements when a change occurs.

Equity method investments

In accordance with ASC 323, Investments – Equity Method and Joint Ventures, investments in entities over which the Company does not have a controlling financial interest but has significant influence are accounted for using the equity method, with the Company’s share of earnings or losses reported in earnings or losses from equity method investments on the consolidated statements of operations. Equity method investments are recognized initially at cost, which includes transaction costs. After initial recognition, the consolidated financial statements include the Company’s share of undistributed earnings or losses, and impairment, if any, until the date on which significant influence ceases. The Company applies the cumulative earnings approach related to distributions received from equity method investment entities.

If the Company’s share of losses in an equity investment equals or exceeds its interest in the entity, including any net advances, the group does not recognize further losses, unless it has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee.

Unrealized gains on transactions between the Company and its equity-method investees are eliminated only to the extent of the Company’s interest in these entities. Unrealized losses are also eliminated, except to the extent that the underlying asset is impaired.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
NOTE 3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Revenue Recognition

Revenue is recognized when the control of the promised goods, through performance obligation, is transferred to the customer in an amount that reflects the consideration we expect to be entitled to in exchange for the performance obligations. Excise taxes remitted to tax authorities are government-imposed excise taxes on cannabis. Excise taxes are recorded as a reduction of sales in net revenue in the consolidated statements of operations and recognized as a current liability within accounts payable and other current liabilities on the consolidated balance sheets, with the liability subsequently reduced when the taxes are remitted to the tax authority. In addition, amounts disclosed as net revenue are net of excise taxes, sales tax, duty tax, allowances, discounts and rebates. Due to the ability to sell product to retail and wholesale customers, along with operating in multiple geographical regions, limits the uncertainty of revenue and cash flows.

In determining the transaction price for the sale of goods, the Company considers the effects of variable consideration and the existence of significant financing components, if any.

Some contracts for the sale of goods may provide customers with a right of return for product quality claims, volume discount, bonuses for volume/quality achievement, or sales allowance.

These items give rise to variable consideration. The Company uses the expected value method to estimate the variable consideration because this method best predicts the amount of variable consideration to which the Company will be entitled. The Company uses historical evidence, current information and forecasts to estimate the variable consideration. The Company reduces revenue and recognizes a contract liability equal to the amount expected to be refunded to the customer in the form of a future rebate or credit for a retrospective price reduction, representing its obligation to return the customer’s consideration. The estimate is updated at each reporting period date.

(b)	Critical accounting estimates and judgments

The preparation of the Company’ consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, revenues and expenses. The estimates and judgments are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. The estimates and underlying assumptions are reviewed on an ongoing basis.

Financial statement areas that require significant judgement and estimates are as follows:

Leases – The Company applies judgement in determining whether a contract contains a lease and if a lease is classified as an operating lease or a finance lease. The Company determines the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. That is, it considers all relevant factors that create an economic incentive for it to exercise either the renewal or termination. After the commencement date, the Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate (e.g., construction of significant leasehold improvements or significant customization to the leased asset).

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Estimated useful lives, impairment considerations and depreciation of property, plant and equipment and intangible assets – The useful lives of property, plant and equipment and intangible assets is based on management’s judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

Goodwill and indefinite-lived intangible asset impairment testing require management to make estimates in the impairment testing model. On at least an annual basis, or whenever events or changes in circumstances indicate that the carrying amount of goodwill and intangible assets has been impaired the Company tests whether goodwill and indefinite-lived intangible assets are impaired. Impairment of definite long-lived assets is influenced by judgment in defining a reporting unit and determining the indicators of impairment, and estimates used to measure impairment losses. In order to determine if the value of goodwill and indefinite-lived intangible assets may have been impaired, we perform a qualitative assessment to determine if it was more-likely-than-not that the reporting unit’s carrying value is less than the fair value, indicating the potential for goodwill impairment. When applying this valuation technique, we rely on a number of factors, including historical results, business plans, and forecasts.

The reporting unit’s fair value is determined using discounted future cash flow models, which incorporate assumptions regarding future events, specifically future cash flows, growth rates and discount rates.

Share based compensation - The fair value of stock-based compensation expenses is estimated using the Black-Scholes option pricing model and rely on a number of assumptions including the fair value of common shares on the grant date, risk-free rate, volatility rate, annual dividend yield, the expected term, and the estimated rate of forfeiture of options granted. Volatility is estimated by using the historical volatility of the Company.

Acquisitions of Business – Judgement is used in determining a) whether an acquisition is a business combination or an asset acquisition. We use judgement in applying the acquisition method of accounting for business combinations and estimates to value identifiable assets and liabilities at the acquisition date. Estimates are used to determine cash flow projections, including the period of future benefit, and future growth and discount rates, among other factors. The values allocated to the acquired assets and liabilities assumed affect the amount of goodwill recorded on acquisition. Fair value of assets acquired and liabilities assumed is discussed in Note 4 Business combinations. Significant estimates in the discounted cash flow model include the discount rate, rate of future revenue growth and profitability of the acquired business and working capital effects. The discount rate considers the relevant risk associated with the business-specific characteristics and the uncertainty related to the ability to achieve projected cash flows. These estimates and the resulting valuations require significant judgment. Management engages third party experts to assist in the valuation of material acquisitions.

Put right and Warrant liability – The fair value of the warrant liability is measured using a Black Scholes pricing model. Assumptions and estimates are made in determining an appropriate risk-free interest rate, volatility, term, dividend yield, discount due to exercise restrictions, and the fair value of common stock. Any significant adjustments to the unobservable inputs would have a direct impact on the fair value of the warrant liability.

Inventory valuation – At the end of each reporting period, the Company performs an assessment of inventory and records write-downs for excess and obsolete inventories based on the Company’s estimated forecast of product demand, production requirements, market conditions, regulatory environment, and spoilage. Actual inventory losses may differ from management’s estimates and such differences could be material to the Company’s balance sheets, statements of loss and comprehensive loss and statements of cash flows.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Valuation of shares issued for noncash consideration – The fair value of the shares issued for noncash consideration is measured using a Black Scholes pricing model. Assumptions and estimates are made in determining an appropriate risk-free interest rate, volatility, term, dividend yield, discount due to exercise restrictions, and the fair value of common stock. Any significant adjustments to the unobservable inputs would have a direct impact on the fair value of the warrant liability.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions, other deposits that are readily convertible into cash with original maturities of three months or less, and cash on hand. Cash balances with institutions may at times be in excess of Federal Deposit Insurance Corporation limits.

(d)	Accounts Receivable

Accounts receivables, net of the allowance for doubtful accounts, represent their estimated net realizable value, which approximates fair value. Provisions for doubtful accounts are recorded based on historical collection experience and the age of the receivables. Receivables are written off when they are deemed uncollectible.

The Company records a bad debt expense at an amount sufficient to absorb losses inherent in its accounts receivable portfolio as of the reporting dates based on the projection collectability. The Company applies the use of allowance method to estimate the amounts to be written off. The Company also considers relevant qualitative and quantitative factors to assess whether historical loss experience should be adjusted to better reflect the risk characteristics of the current classes and the expected future loss. This assessment incorporates all available information relevant to considering the collectability of its current classes, including considering economic and business conditions, default trends, changes in its class composition, among other internal and external factors. The customer portfolio is reviewed on an ongoing basis and bad debt expense recorded in the consolidated statement of operations and adjusted for current conditions and reasonable supportable forecasts.

(e)	Notes Receivable

Notes receivable consist of loans made to third parties, carried at the loan principal amount plus any accrued interest. The Company evaluates the collectability of the loan balances based on historical collection experience. No adjustments to the loan balance have been made as of the balance sheet date.

(f)	Inventory

Inventory consists of plants, dried cannabis, cannabis trim, cannabis derivatives such as oils and edible products, and accessories. Inventory is valued at the lower of cost and net realizable value, determined using the first in first out method (FIFO). All direct and indirect costs related to inventory are capitalized as they are incurred, and they are subsequently recorded in cost of goods sold on the statements of loss and comprehensive loss at the time inventory is sold. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation.

Pre-harvest costs include labor and direct materials to grow cannabis, which includes water, electricity, nutrients, integrated pest management, growing supplies and allocated overhead. Post-harvest costs include costs associated with drying, trimming, blending, extracting, purifying, quality testing and allocated overhead. Shipment and fulfillment costs include the costs of packaging, labelling, courier services, and allocated overhead.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
(g)	Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost, net of accumulated depreciation and impairment, if any. Depreciation of our property and equipment is calculated using the following terms and methods:

Category	Range (in years)
Land and land improvements	Not depreciated
Buildings and building improvements	33 - 39 years
Machinery and equipment	7 years
Computer equipment and software	3 years
Leasehold improvements	Shorter of 15 years and the remaining life of the lease
Motor vehicles	3 years
Furniture and fixtures	7 years
Finance lease - right of use assets	Straight line (shorter of lease term or useful life of leased asset)
Construction in progress	Not depreciated

The estimated residual values and useful lives are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

When assets are retired or disposed of, the cost and accumulated amortization are removed from the respective accounts and any related gain or loss is recognized. Maintenance and repairs are charged to expenses as incurred. Significant expenditures, which extend the useful lives of assets or increase productivity, are capitalized. When significant parts of one of our capital assets have different useful lives, they are accounted for as separate items or components of property, plant, and equipment.

Construction in progress includes construction progress payments, deposits, engineering costs and other costs directly related to the construction of the facilities. Expenditures are capitalized during the construction period and construction in progress is transferred to the relevant class of capital assets when the assets are available for use, at which point in time the depreciation of the asset commences.

(h)	Acquisition of Business and goodwill

The Company accounts for acquisition of business using the acquisition method in accordance with Accounting Standards Codification, ASC 805, Business Combinations which requires recognition of assets acquired and liabilities assumed, including contingent assets and liabilities, at their respective fair values on the date of acquisition. Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or liability is re-measured at subsequent reporting dates, with the corresponding gain or loss recognized the consolidated statements of operations. Non-controlling interests in the acquiree are measured at fair value on acquisition date. Acquisition-related costs are recognized as general and administrative expenses in the periods in which the costs are incurred, and the services are received (except for the costs to issue debt or equity securities which are recognized according to specific requirements). Purchase price allocations may be preliminary and, during the measurement period not to exceed one year from the date of acquisition, changes in assumptions and estimates that result in adjustments to the fair value of assets acquired and liabilities assumed are recorded in the period the adjustments are determined. Goodwill represents the excess of the consideration transferred for the acquisition of subsidiaries over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. Included in the goodwill balance is the assembled workforce acquired, which does not qualify for separate recognition. Following initial recognition, goodwill is measured at cost less any accumulated impairment losses.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
(i)	Intangible assets other than goodwill

Intangible assets include intangible assets acquired as part of acquisition of business, asset acquisitions and other business transactions. The Company records intangible assets at cost, net of accumulated amortization and accumulated impairment losses, if any. Cost is measured based on the fair values of cash consideration paid and equity interests issued. The cost of an intangible asset acquired is its acquisition date fair value. Amortization of definite life intangible assets is calculated on a straight -line basis over the estimated useful lives of the assets using the following terms:

Category	Range (in years)
License and permits	Indefinite life intangible asset

When there is no foreseeable limit on the period of time over which an intangible asset is expected to contribute to the cash flows of the Company, an intangible asset is determined to have an indefinite life. Indefinite-lived intangible assets are not amortized but assessed for impairment annually or more frequently when indicators of impairment exist. If the carrying value of an individual indefinite-lived intangible asset exceeds its fair value, such individual indefinite-lived intangible asset is impaired by the amount of the excess.

The estimated useful lives are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. The Company holds licenses and permits, which are necessary for continuity of business operations, and as such the Company will continue to renew or extend these arrangements. Note that the Company has elected to expense costs incurred to renew or extend the term of a recognized intangible asset.

(j)	Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment and definite life intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, assets are grouped and tested at the lowest level for which identifiable independent cash flows are available (“asset group”). An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value may be determined using a market approach or income approach. The reversal of impairment losses is prohibited.

(k)	Impairment of goodwill and indefinite-lived intangible assets

Goodwill is allocated to the reporting unit in which the business that created the goodwill resides. A reporting unit is an operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management. We operate one operating segment which are our reporting unit, and goodwill is allocated at the operating segment level. For both the annual and interim tests, the Company has the option to either (i) perform a quantitative impairment test or (ii) first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, in which case the quantitative test would be performed. The quantitative goodwill test compares the estimated fair value of each reporting unit with its estimated net book value (including goodwill and identifiable intangible assets). If the reporting unit’s estimated fair value exceeds its estimated net book value, goodwill is not impaired. An impairment is recognized if the estimated fair value of a reporting unit is less than its estimated net book value. As of December 31, 2020, and 2019, there were no reporting units with goodwill at-risk for impairment. The Company will continue to monitor its goodwill and indefinite lived intangible assets for possible impairment.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
(l)	Equity method investments

Investments in entities over which the Company does not have a controlling financial interest but has significant influence, are accounted for using the equity method, with the Company’s share of losses reported in loss from equity method investments on the statements of loss and comprehensive loss. Equity method investments are recorded at cost, plus the Company’s share of undistributed earnings or losses, and impairment, if any, within interest in equity investees on the balance sheet. Distributions received from the Company’s equity method investments are accounted for using the cumulative earnings approach.

(m)	Cost of goods sold

Cost of goods sold represents costs directly related to manufacturing and distribution of the Company’s products. Primary costs include raw materials, packaging, direct labor, overhead, shipping and handling, the amortization of manufacturing equipment and production facilities and tariffs. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance, and property taxes. Cost of goods sold also includes inventory valuation adjustments. The Company recognizes the cost of goods sold as the associated revenues are recognized.

(n)	General and administrative

General and administrative expenses are comprised primarily of (i) personnel related costs such as salaries, benefits, annual employee bonus expense and share-based ‘compensation costs for personnel in corporate, finance, legal, and other administrative positions; (ii) legal, accounting, consulting, and other professional fees; and (iii) corporate insurance and other facilities costs associated with our corporate and administrative locations.

(o)	Selling and marketing

Selling expenses are comprised direct selling costs which primarily consist of (i) commissions paid to our third-party workforce, (ii) patient acquisition and maintenance fees, (iii) cannabis regulatory fees and (iv) freight. Marketing is comprised primarily of marketing and advertising expenses.

(p)	Leases

Effective January 1, 2019, the Company adopted ASC 842 Leases (the “New Leasing Standard”) using the modified retrospective approach. The reclassifications and the adjustments arising from the new leasing rules are therefore recognized in the opening balance sheet on January 1, 2019.

Adjustments recognized on adoption of the New Leasing Standard

The Company holds leases related to office spaces and retail dispensary facilities. Upon adoption, the Company recognized lease liabilities in relation to leases which had previously been classified as “operating leases” under the principles of ASC 840. These were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of January 1, 2019. The weighted-average incremental borrowing rate for lease liabilities initially recognized as of January 1, 2019, was 9.58%. The Company did not have any leases which had been previously classified as “finance leases” under the principles of ASC 840 at the time of adoption.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
The associated right-of-use assets for the Company’s leases were measured on a retrospective basis as if the new rules had always been applied. There were no onerous lease contracts that would have required an adjustment to the right-of-use assets at the date of initial application. Note that some of the Company’s leases include options to extend the lease for additional periods ranging from 1 to 5 years. The Company has evaluated the likelihood of exercising these options, and the effect of exercise is included in the right-of-use asset balances as of December 31, 2019, and 2020.

In applying the New Leasing Standard for the first time, the Company applied the following practical expedients permitted by the standard:

•	The Company elected to take the “Package of 3” practical expedients to not reassess:

o	Whether any expired or existing contracts contain leases,

o	Lease classification for any expired or existing leases, and

o	Initial direct costs for any existing leases.

•	The Company elected to take the hindsight practical expedient.

The Company has also elected not to reassess whether a contract is or contains a lease at the date of initial application. Instead, for contracts entered into before the transition date, the previous determinations pursuant to ASC 840 of whether a contract is a lease have been maintained.

The impact of the change in accounting policy on January 1, 2019, is summarized below:

•	right-of-use assets of $26 were recognized and

•	lease liabilities of $26 were recognized.

Accounting Policy for Leases

Right-of-use assets and corresponding lease liabilities are recognized for all leases at the commencement date, except for short-term leases (defined as leases with a lease term of 12 months or less. The lease payments for these contracts are generally recognized on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which the economic benefits from the leased asset are consumed. The Company has lease agreements with lease and non-lease components and accounts for such components as a single lease component.

Lease liabilities are initially measured at the present value of the lease payments, which are not paid at the commencement date, over the lease term. Lease payments used in lease liability calculations include:

•	fixed payments (including in-substance fixed payments), less any lease incentives receivable,

•	variable lease payment that are based on an index or a rate,

•	amounts expected to be payable by the lessee under residual value guarantees,

•	the exercise price of a purchase option if the lessee is reasonably certain to exercise that option and

•	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
The lease payments are discounted using the interest rate implicit in the lease. As most of the Company’s leases do not provide an implicit rate, the Company’s estimated incremental borrowing rate, based on the information available at commencement date, is used to determine the present value of lease payments. The implicit rate is used when readily determinable. Lease payments are split into principal and interest portions using the effective interest method. Subsequently, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, change in the lease term, change in the in-substance fixed lease payments, or change in the assessment to purchase the underlying asset.

The right-of-use assets comprise the initial measurement of the corresponding lease liability, lease payments made at or before the commencement day, any initial direct costs, and any restoration costs. They are subsequently measured at cost less accumulated amortization and impairment losses. Right-of-use assets are amortized over the shorter of the lease term or the useful life of the underlying asset.

In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option or not exercise a termination option. Extension options (or periods after termination options) are only included in the lease term if the lease is reasonably certain to be extended (or not terminated). The lease term assessment is reviewed if a significant event or a significant change in circumstances occurs which affects this assessment and that is within the control of the Company.

(q)	Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying values of accounts receivable, and other current assets, notes receivable, notes payable current portion, accounts payable and other liabilities approximate their fair values due to their short periods to maturity. The Company calculates the estimated fair value of financial instruments, including investments, put right liability and warrant liability based on valuation techniques using the best information available and may include quoted market prices, market comparables, and discounted cash flow projections

(r)	Contingencies

Contingent liabilities may result from a variety of legal matters as well as from contingent consideration included in business combinations. Contingent liabilities are recorded for asserted and unasserted claims when it is probable that a loss has been incurred and the amount of the loss is reasonably estimable. Contingent liabilities are disclosed when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Contingent consideration in an acquisition of business is remeasured at fair value each reporting period until the contingency is resolved and any change in fair value, from either the passage of time or events occurring after the acquisition date, is included in earnings. Additionally, estimating the loss, or range of loss, associated with a contingency requires analysis of multiple factors, and changes in law or other developments may ultimately cause our judgments to change. Therefore, actual losses in any future period are inherently uncertain and may be materially different from our estimate.

(s)	Share-Based Payments

The Company granted restricted stock units to eligible directors. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company shall measure their value indirectly by reference to the fair value of the equity instruments granted.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Equity classified share-based payments are recognized in the financial statements based upon a grant-date fair value of an award. The fair value of stock options is estimated using the Black-Scholes option-valuation model. The Company recognizes the grant-date fair value in compensation expense on a straight-line basis over the requisite service period of awards that are expected to vest. Forfeitures are recorded when they occur in the period. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior period if share options ultimately exercised are different to that estimated on vesting.

(t)	Income Taxes

Income taxes are recognized in the consolidated statements of loss and comprehensive loss and are comprised of current and deferred taxes. Current tax is recognized in connection with income for tax purposes, unrealized tax benefits and the recovery of tax paid in a prior period and measured using enacted tax rates and laws applicable to the taxation period during which the income for tax purposes arose. Deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Management assesses the likelihood that a deferred tax asset will be realized, and a valuation allowance is provided to the extent that it is more likely than not that all or a portion of a deferred tax asset will not be realized.

The Company operates various limited liability companies’, see operating subsidiaries above, that are not taxpaying entities for federal income tax purposes. Accordingly, the taxable income or loss of these entities is allocated to the members in accordance with provisions under its operating agreements.

The Company recognizes uncertain income tax positions at the largest amount that is more likely than not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. A change in the recognition or measurement of an unrealized tax benefit is reflected in the period during which the change occurs.

The Company records interest and penalties associated with uncertain tax positions as a component of income before taxes. Penalties and associated interest costs, if any, are recognized in general and administrative expenses in our consolidated statements of operations. During the years ended December 31, 2020, and 2019, respectively, the Company recognized an immaterial amount of interest and penalties.

In the normal course of business, the Company is subject to examination by taxing authorities. The federal statute of limitation remains open for the 2017 tax year to the present. The state income tax returns generally remain open for the 2017 tax year through the present.

(u)	Discontinued Operations

The Company followed ASC 360, Property, Plant, an Equipment, and ASC 205-20, Discontinued Operations, to report assets held for sale and discontinued operations. The Company classifies assets and liabilities of a business or asset group as held for sale, and the results of its operations as income (loss) from discontinued operations, net, for all periods presented, when (i) we commit to a plan to divest a business or asset group, actively begin marketing it for sale, and when it is deemed probable of occurrence within the next twelve months, and (ii) when the business or asset group reflects a strategic shift that has, or will have, a major effect on the Company’s operations and its financial results. In measuring the assets and liabilities held for sale, the Company evaluates which businesses or asset groups are being marketed for sale. See Note 17 for additional information.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
(v)	Accounting Guidance not yet adopted

Income Taxes

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which among other things, eliminates certain exceptions in the current rules regarding the approach for intraperiod tax allocations and the methodology for calculating income taxes in an interim period, and clarifies the accounting for transactions that result in a step-up in the tax basis for goodwill. ASU 2019-12 is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is evaluating the impact on the consolidated financial statements and method of adoption. The Company expects to implement the provisions of ASU 2019-12 effective December 31, 2022.

Investments – Equity Securities

In January 2020, the FASB issued ASU 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815). ASU 2020-01 clarifies the interaction of accounting for the transition into and out of the equity method. The new standard also clarifies the accounting for measuring certain purchased options and forward contracts to acquire investments. The guidance in ASU 2020-01 is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is evaluating the impact on the consolidated financial statements and method of adoption. The Company expects to implement the provisions of ASU 2019-12 effective December 31, 2022.

(w)	Subsequent Events

Subsequent events have been evaluated by management through November 10, 2021, which is the date the financial statements were available to be issued.

NOTE 4.	BUSINESS COMBINATIONS

Common Control Transactions

The assets and liabilities assumed from the Company’s common control transactions during the year 2019 are as follows:

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted

Company acquired:	AMMA Investment Group, LLC	Sixth Street Enterprises	Blue Mountain Holdings, LLC	Blue Mountain Care, LLC	Blu Pharms, LLC	JKJ Management Laurel, LLC	Maryland Health Management, LLC	Farmalogics Health and Wellness, LLC	Durjaya, LLC	Tedra Health Management, LLC	Pure Releaf N Union, LLC	Globe Street Management, LLC	Nature’s Medicines, Inc.	Total
Date of transfer:	1/1/2019	1/1/2019	9/30/2019	9/30/2019	9/30/2019	9/30/2019	10/2/2019	10/2/2019	10/2/2019	10/10/2019	10/10/2019	11/1/2019	11/1/2019	FY 2019
Assets
Cash and cash equivalents	$2	$647	$39	$191	$323	$64	$59	$349	$3	$9	$128	$196	$119	$2,129
Accounts receivable, net	136	735	10	18	-	-	-	-	-	-	-	-	-	899
Prepaid expenses	76	158	40	15	18	8	28	30	2	24	7	8	-	414
Inventory, net	-	2,523	-	321	245	-	-	465	32	-	145	-	144	3,875
Other current assets	11	8	-	-	-	-	-	-	-	1	-	27	3	50
Propertly, plant and equipment	1,999	162	941	-	-	326	2,415	-	-	246	-	7,363	-	13,452
Right-of-use asset for operating leases, net	26	-	-	-	-	874	875	-	-	-	155	431	-	2,361
Right-of-use asset for finance leases, net	-	-	-	-	-	-	-	-	-	-	405	3,500	-	3,905
Goodwill	-	-	-	-	-	-	-	-	-	-	-	5,578	-	5,578
Intangibles assets, net	-	-	-	-	840	-	-	-	-	-	-	-	4,702	5,542
Total assets	2,250	4,233	1,030	545	1,426	1,272	3,377	844	37	280	840	17,103	4,968	38,205

Liabilities
Accounts payable	(150)	(210)	(1)	(223)	(274)	(1)	(128)	(212)	(34)	(83)	(12)	(17)	-	(1,345)
Accrued expenses and other liabilities	(327)	(254)	-	(2)	(1)	-	(12)	(18)	(9)	(25)	(9)	(950)	-	(1,607)
Operating lease liability, current portion	(9)	-	-	-	-	4	(3)	-	-	-	(3)	(73)	-	(84)
Finance lease liability, current portion	-	-	-	-	-	-	-	-	-	-	(430)	(27)	-	(457)
Notes payable, current portion	(275)	-	-	-	(88)	-	-	-	-	-	-	-	-	(363)
Related party notes payable, current portion	-	-	-	-	-	-	(54)	-	-	-	-	-	-	(54)
Operating lease liability, net of current portion	(17)	-	-	-	-	(905)	(889)	-	-	-	(151)	(358)	-	(2,320)
Finance lease liability, net of current portion	-	-	-	-	-	-	-	-	-	-	-	(3,389)	-	(3,389)
Notes payable, net of current portion	-	-	-	-	-	-	(899)	-	-	-	-	(2,088)	-	(2,987)
Total liabilities	(778)	(464)	(1)	(225)	(363)	(902)	(1,985)	(230)	(43)	(108)	(605)	(6,902)	-	(12,606)

Net assets assumed	$1,472	$3,769	$1,029	$320	$1,063	$370	$1,392	$614	$(6)	$172	$235	$10,201	$4,968	$25,599

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
AMMA Investment Group LLC

•
On January 1, 2019, the Company entered into an Exercise of Option and Stock Transfer Agreement (the agreement) with AMMA Investment Group, LLC (“AMMA”). AMMA is an Arizona limited liability company which provides cannabis management services to Arizona based medical and recreational cannabis dispensaries.

•	The Company issued 12,515,400 shares of common stock (implied valued of $377), $7,641 in debt, and $739 in cash in exchange (or total consideration of $8,757) for a 46.75% ownership interest in AMMA.
•	Pursuant to ASC 250-10 and ASC 805-50-45 and the agreement effective January 1, 2019, the results of operations of AMMA were included and reported in the Company’s consolidated results.
•
The Company recognized net assets acquired of $1,472, noncontrolling interest of $858, and a retained earnings adjustment of $8,039 related to consideration transferred above the carrying value of the interests acquired on the transfer date of January 1, 2019.

•
On April 2, 2020, the Company acquired an additional 3.25% ownership interest in AMMA in exchange for 1,000,000 shares of common stock (implied value of $271), for a cumulative ownership interest of 50.00%.

•
On May 15, 2020, the Company acquired the remaining 50.00% ownership interest in AMMA in exchange for $6,333 in cash and 13,300,000 shares of common stock (implied value of $4,925), for a cumulative ownership interest of 100.00%.

Sixth Street Enterprises, Inc.

•	Prior to January 1, 2019, AMMA Investment Group, LLC (“AMMA”) entered into a Management Services Agreement (MSA) with Sixth Street Enterprises, Inc. (“Sixth Street”).
•	AMMA determined that Sixth Street was a VIE of AMMA Investment Group, LLC as the cannabis management service fees were not commensurate of services provided.
•	The Company re-evaluated the VIE on January 1, 2019 and concluded the primary beneficiary of Sixth Street had not changed.
•	Pursuant to ASC 250-10 and ASC 805-50-45 and the MSA effective prior to January 1, 2019, the results of operations of Sixth Street were included and reported in the Company’s consolidated results.
•	The Company recognized net assets acquired of $3,769 and noncontrolling interest of $3,769 on the transfer date of January 1, 2019.

Blue Mountain Holdings LLC

•
On September 30, 2019, the Company entered into an Exercise of Option and Stock Transfer Agreement (the agreement) with Blue Mountain Holdings, LLC (“BMH”). BMH is a Maryland limited liability company which provides cannabis management services to Maryland based medical cannabis dispensaries, specifically Blue Mountain Care, LLC (“BMC”).

•	The Company issued 6,165,640 shares of common stock (implied valued of $1,029) in exchange for a 100.00% ownership interest in BMH.
•
Pursuant to ASC 250-10 and ASC 805-50-45 and the agreement effective September 30, 2019, the results of operations of BMH were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $1,029 on the transfer date of September 30, 2019.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Blue Mountain Care LLC

•
On July 1, 2019, Blue Mountain Holdings, LLC (“BMH”) entered into a Management Services Agreement (MSA) with Blue Mountain Care, LLC (“BMC”). BMC is a Maryland limited liability company which operates a medical cannabis dispensary.

•	BMH determined that BMC was a VIE of Blue Mountain Holdings, LLC as the cannabis management service fees were not commensurate of services provided.
•	The Company re-evaluated the VIE on September 30, 2019 and concluded the primary beneficiary of BMC had not changed.
•
Per the consolidation guidance in ASC 810-10-55-40, the Company will also consolidate BMC on the BMH transfer date of September 30, 2019, as BMH will consolidate BMC as the primary beneficiary of the BMC VIE.

•
Pursuant to ASC 250-10 and ASC 805-50-45 and the MSA effective July 1, 2019, the results of operations of BMC were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $320 and noncontrolling interest of $320 on the transfer date of September 30, 2019.
•	Note that the subsequent common control transaction between the Company and BMH (noted above) does not result in a reconsideration event as the primary beneficiary of the VIE did not change.

JKJ Management Laurel LLC

•
On September 30, 2019, the Company entered into an Exercise of Option and Stock Transfer Agreement (the agreement) with JKJ Management Laurel, LLC (“JKJ”). JKJ is a Maryland limited liability company which provides cannabis management services to Maryland based medical cannabis dispensaries, specifically Blu Pharms, LLC (“Blu Pharms”).

•	The Company issued 6,500,000 shares of common stock (implied valued of $370) in exchange for a 100.00% ownership interest in JKJ.
•
Pursuant to ASC 250-10 and ASC 805-50-45 and the agreement effective September 30, 2019, the results of operations of JKJ were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $370 on the transfer date of September 30, 2019.

Blu Pharms LLC

•
On September 30, 2019, JKJ Management Laurel, LLC (“JKJ”) entered into a Management Services Agreement (MSA) with Blu Pharms, LLC (“Blu Pharms”). Blu Pharms is a Maryland limited liability company which operates a medical cannabis dispensary.

•	JKJ determined that Blu Pharms was a VIE of JKJ Management Laurel, LLC as the cannabis management service fees were not commensurate of services provided.
•	The Company re-evaluated the VIE on September 30, 2019 and concluded the primary beneficiary of Blu Pharms had not changed.
•
Per the consolidation guidance in ASC 810-10-55-40, the Company will also consolidate Blu Pharms on the JKJ transfer date of September 30, 2019, as JKJ will consolidate Blu Pharms as the primary beneficiary of the Blu Pharms VIE.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
•
Pursuant to ASC 250-10 and ASC 805-50-45 and the MSA effective September 30, 2019, the results of operations of Blu Pharms were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $1,063 and noncontrolling interest of $1,063 on the transfer date of September 30, 2019.

Devi CT Management LLC

•
On October 1, 2019, the Company entered into an Exercise of Option and Stock Transfer Agreement (the agreement) with Devi CT Management, LLC (“Devi CT”). Devi CT is a Connecticut limited liability company which provides cannabis management services to Connecticut based medical cannabis dispensaries.

•	The Company issued 12,177,933 shares of common stock (implied valued of $470) in exchange for a 100.00% ownership interest in Devi CT.
•
Pursuant to ASC 250-10 and ASC 805-50-45 and the agreement effective October 1, 2019, the results of operations of Devi CT were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $nil on the transfer date of October 1, 2019.

Maryland Health Management LLC

•
On October 2, 2019, the Company entered into a Stock Transfer Agreement (the agreement) with Multi Nine, LLC (“Multi Nine”). Multi Nine is an Arizona limited liability company that was the majority shareholder of Maryland Health Management, LLC (“MHM”).

•	MHM is a Maryland limited liability company which provides cannabis management services to Maryland based medical cannabis dispensaries.
•	The Company issued 20,478,427 shares of common stock (implied valued of $1,140) in exchange for an 81.88% ownership interest in MHM.
•
Pursuant to ASC 250-10 and ASC 805-50-45 and the agreement effective October 2, 2019, the results of operations of MHM were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $1,392 and noncontrolling interest of $252 on the transfer date of October 2, 2019.
•
On May 15, 2020, the Company acquired the remaining 18.12% ownership interest in MHM with a basis of $106 in exchange for $650 in cash and 1,365,000 shares of common stock (implied value of $106), for a cumulative ownership interest of 100.00%. The Company recorded a retained earnings adjustment of $650 related to consideration transferred above the carrying value of the noncontrolling interest acquired.

Farmalogics Health and Wellness LLC

•
On March 8, 2018, Maryland Health Management, LLC (“MHM”) entered into a Management Services Agreement (MSA) with Farmalogics Health and Wellness, LLC (“Farmalogics”). Farmalogics is a Maryland limited liability company which operates a medical cannabis dispensary.

•	MHM determined that Farmalogics was a VIE of Maryland Health Management, LLC as the cannabis management service fees were not commensurate of services provided.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
•
Immediately prior to the closing of the MSA, there was no common control of both MHM and Farmalogics, and as such the transaction was accounted for as a business combination and the results of operations have been included in the consolidated financial statements of MHM since the date of acquisition. However, Farmalogics had no material assets or liabilities to adjust to fair value as of March 8, 2018.

•
On September 20, 2019, Jigarkumar Patel transferred his interests in Dalraa, LLC, a Virginia limited liability company owned by Jigarkumar Patel but not affiliated with the Company, to Stephanie Jordan in a noncash exchange for her 51.00% ownership interest in Farmalogics.

•	The Company re-evaluated the Farmalogics VIE on October 2, 2019 and concluded the primary beneficiary of Farmalogics had not changed.
•
Per the consolidation guidance in ASC 810-10-55-40, the Company will also consolidate Farmalogics on the MHM transfer date of October 2, 2019, as MHM will consolidate Farmalogics as the primary beneficiary of the Farmalogics VIE.

•
Pursuant to ASC 250-10 and ASC 805-50-45 and the MSA effective March 8, 2018, the results of operations of Farmalogics were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $614 and noncontrolling interest of $614 on the transfer date of October 2, 2019.
•	On May 15, 2020, the Company acquired a 49.00% ownership interest in Farmalogics with a basis of $301 in exchange for $17 in cash and 35,000 shares of common stock (implied value of $284).

Durjaya LLC

•
On March 12, 2018, Maryland Health Management, LLC (“MHM”) entered into a Management Services Agreement (MSA) with Durjaya, LLC (“Durjaya”). Durjaya is a Maryland limited liability company which operates a medical cannabis dispensary.

•	MHM determined that Durjaya was a VIE of Maryland Health Management, LLC as the cannabis management service fees were not commensurate of services provided.
•
Immediately prior to the closing of the MSA, there was no common control of both MHM and Durjaya, and as such the transaction was accounted for as a business combination and the results of operations have been included in the consolidated financial statements of MHM since the date of acquisition. However, Durjaya had no material assets or liabilities to adjust to fair value as of March 12, 2018.

•	The Company re-evaluated the Durjaya VIE on October 2, 2019 and concluded the primary beneficiary of Durjaya had not changed.
•
Per the consolidation guidance in ASC 810-10-55-40, the Company will also consolidate Durjaya on the MHM transfer date of October 2, 2019, as MHM will consolidate Durjaya as the primary beneficiary of the Durjaya VIE.

•
Pursuant to ASC 250-10 and ASC 805-50-45 and the MSA effective March 12, 2018, the results of operations of Durjaya were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net liabilities acquired of ($6) and noncontrolling interest of ($6) on the transfer date of October 2, 2019.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Tedra Health Management LLC

•
On October 10, 2019, the Company entered into an Exercise of Option and Stock Transfer Agreement (the agreement) with Tedra Health Management, LLC (“THM”). THM is a Michigan limited liability company which provides cannabis management services to Maryland based medical cannabis dispensaries.

•	The Company issued 4,000,000 shares of common stock (implied valued of $172) in exchange for a 100.00% ownership interest in THM.
•
Pursuant to ASC 250-10 and ASC 805-50-45 and the agreement effective October 10, 2019, the results of operations of THM were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $172 on the transfer date of October 10, 2019.

Pure Releaf N Union LLC

•
On July 3, 2019, Tedra Health Management, LLC (“THM”) entered into a Management Services Agreement (MSA) with Pure Releaf N Union, LLC (“Pure Releaf”). Pure Releaf is a Michigan limited liability company which operates a medical cannabis dispensary.

•	THM determined that Pure Releaf was a VIE of Tedra Health Management, LLC as the cannabis management service fees were not commensurate of services provided.
•	The Company re-evaluated the VIE on October 10, 2019 and concluded the primary beneficiary of Pure Releaf had not changed.
•
Per the consolidation guidance in ASC 810-10-55-40, the Company will also consolidate Pure Releaf on the THM transfer date of October 10, 2019, as THM will consolidate Pure Releaf as the primary beneficiary of the Pure Releaf VIE.

•
Pursuant to ASC 250-10 and ASC 805-50-45 and the MSA effective July 3, 2019, the results of operations of Pure Releaf were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019).

•	The Company recognized net assets acquired of $235 and noncontrolling interest of $235 on the transfer date of October 10, 2019.

Globe Street Management LLC

•
On November 1, 2019, the Company entered into an Exercise of Option and Stock Transfer Agreement (the agreement) with Globe Street Management, LLC (“GSM”) and Nature’s Medicines, Inc. (“Nature’s”). GSM is a Massachusetts limited liability company which provides cannabis management services to Massachusetts based medical cannabis dispensaries. Natures is a Massachusetts nonprofit corporation which operates a medical cannabis dispensary.

•	The Company issued 22,666,667 shares of common stock (implied valued of $15,169) in exchange for a 100.00% ownership interest in GSM and Nature’s.
•
Pursuant to ASC 250-10 and ASC 805-50-45 and the agreement effective November 1, 2019, the results of operations of GSM were included and reported in the Company’s consolidated results as of June 1, 2019, which is the date Jigarkumar Patel obtained control of GSM.

•	The Company recognized net assets acquired of $10,201 on the transfer date of November 1, 2019.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Natures Medicine, Inc.

•
On January 1, 2019, GSM entered into a Management Services Agreement (MSA) with Nature’s Medicine, Inc. (“Nature’s”). Nature’s is a Massachusetts nonprofit corporation which operates a medical cannabis dispensary.

•	GSM determined that Nature’s was a VIE of GSM as the cannabis management service fees were not commensurate of services provided.
•
On November 1, 2019, the Company entered into an Exercise of Option and Stock Transfer Agreement (the agreement) with Globe Street Management, LLC (“GSM”) and Nature’s Medicines, Inc. (“Nature’s”). GSM is a Massachusetts limited liability company which provides cannabis management services to Massachusetts based medical cannabis dispensaries. Nature’s is a Massachusetts nonprofit corporation which operates a medical cannabis dispensary.

•	The Company re-evaluated the VIE on November 1, 2019 and concluded the primary beneficiary of Nature’s had not changed.
•
Pursuant to ASC 250-10 and ASC 805-50-45 and the agreement effective November 1, 2019, the results of operations of Nature’s were included and reported in the Company’s consolidated results as of June 1, 2019, which is the date Jigarkumar Patel obtained control of Nature’s.

•	The Company recognized net assets acquired of $4,968 on the transfer date of November 1, 2019.

Devi MI Grow LLC

•
On January 1, 2020, Tedra Health Management, LLC (“THM”) entered into a Management Services Agreement (MSA) with Devi MI Grow, LLC (“Devi MI Grow”). Devi MI Grow is a Michigan limited liability company which operates a medical cannabis cultivation center.

•	THM determined that Devi MI Grow was a VIE of Tedra Health Management, LLC as the cannabis management service fees were not commensurate of services provided.
•
Per the consolidation guidance in ASC 810-10-55-40, the Company will also consolidate Devi MI Grow on January 1, 2020, as THM will consolidate Devi MI Grow as the primary beneficiary of the Devi MI Grow VIE.

•
Pursuant to ASC 250-10 and ASC 805-50-45 and the MSA effective January 1, 2020, the results of operations of Devi MI Grow were included and reported in the Company’s consolidated results at the beginning of the period reported per the consolidated financial statements (or January 1, 2019).

•	The Company recognized net assets acquired of $nil and noncontrolling interest of $nil on the transfer date of January 1, 2020.

Business Combination Transactions

The goodwill recognized for each acquisition listed below consists largely of the synergies and economies of scale expected from combining the operations of the businesses. These synergies include the access into a new market and the use of the Company’s existing commercial infrastructure to expand sales. None of the goodwill is expected to be deductible for tax purposes.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Amado Management LLC

On January 1, 2019, the Company purchased a 62.49% controlling interest in Amado Management, LLC, (“Amado”) which owns and operates a cannabis cultivation site in Amado, Arizona. The transaction was accounted for as a business combination and the results of operations have been included in the accompanying consolidated financial statements, since the date of acquisition. The acquisition of Amado allows the Company to be vertically integrated in Arizona. The Company used the transaction method under the market approach to fair value the noncontrolling interest. The equity issued relates to Jigarkumar Patel, CEO, interest that was assigned to the Company in exchange for 5,997,200 shares of Devi stock. In 2020, the Company acquired the remaining noncontrolling interest of Amado for 17,752,000 shares of Devi stock and approximately $1.8 million cash. The equity interest issued was fair valued under the market approach based on another stock transaction in the Company stock. The property acquired was fair valued under the market approach based on comparable sales in the market. In addition, the promissory note to sellers were fair valued under the market approach, by assigning the residual value of Amado to the promissory notes to sellers. The related transaction costs were immaterial and included in general and administrative expenses in the accompanying consolidated statements of operations. The consolidated statements of operations include revenue of $nil and net profit of $nil for the year ended December 31, 2019, respectively, as the transactions are intercompany and eliminated at year end.

The following table summarizes fair value of the total consideration:

Consideration	Amount
Cash paid to sellers at closing	$1,211
Fair value of equity issued	5,997
Promissory Note to seller	8,831
Total consideration transferred	16,039
Noncontrolling interest	14,775
Total (fair value of the Acquiree as a whole)	$30,814

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date (in thousands).

Asset	January 1, 2019
Cash and cash equivalents $	18
Accounts receivable	1
Prepaid expenses	41
Property Plant & Equipment	15,012
Other assets	26
Goodwill	18,397
Total assets	33,495
Liability
Accounts payable	398
Accrued expenses and other current liabilities	288
Notes Payable - Related Party	225
Notes Payable	1,770
Total liabilities	2,681
Net assets acquired	30,814
Total (fair value of the Acquiree as a whole)	$30,814

The excess of the consideration transferred over the estimated fair value of the net assets received has been recorded in goodwill. Goodwill primarily related to factors such as synergies and market opportunities and includes assembled workforce which is not recognized separately  and apart from goodwill as it is neither separable nor contractual in nature.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Wayne PRV, Inc.

On October 19, 2019, the Company purchased a 100% controlling interest in Wayne PRV, Inc., which operates a dispensary in Wayne, Michigan. The transaction was accounted for as a business combination and the results of operations have been included in the accompanying consolidated financial statements, since the date of acquisition. The addition of Wayne PRV, Inc. expands operating footprint in Michigan. The license and permits intangible fair valued under the market approach based on another observable transaction in the market. The building and land were fair valued under the market approach, which uses prices and other relevant information generated by market transactions involving identical or comparable items. The Company incurred $0.2 million in transaction expenses that were expensed when occurred. The Consolidated statements of operations include revenue of approximately $133 and net loss of $39 for the year ended December 31, 2019, respectively.

The following table summarizes fair value of the total consideration:

Consideration	Amount
Cash paid to sellers at closing	$2,597
Promissory Note to seller	1,700
Total (fair value of the Acquiree as a whole)	$4,297

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

Asset	October 19, 2019
Inventory	$92
Property Plant & Equipment	960
Intangible	2,050
Goodwill	1,195
Net assets acquired	4,297
Total (fair value of the Acquiree as a whole)	$4,297

The excess of the consideration transferred over the estimated fair value of the net assets received has been recorded in goodwill. Goodwill primarily related to factors such as synergies and market opportunities and includes assembled workforce which is not recognized separately and apart from goodwill as it is neither separable nor contractual in nature.

Arizona Natural Pain Solutions, Inc.

On November 3, 2020, Tide Management, LLC, consolidated subsidiary of the Company, purchased all of the outstanding interest in Arizona Natural Pain Solutions, Inc. (“ANPS”), which operates a dispensary in Phoenix, Arizona, for cash and Devi common stock. Various stockholders of the Company represent the noncontrolling interest of Tide Management, LLC. The transaction was accounted for as a business combination and the results of operations have been included in the accompanying consolidated financial statements, since the date of acquisition. The Company and Jigarkumar Patel guaranteed a put right of $1.26 per share on the 1,984,126 shares of equity issued to the sellers and a 12% annual return (see Note 14). The Company accounted for this as a liability. The acquisition increases the number of dispensaries in Arizona for which the Company is currently vertically integrated. The Company incurred $273 in transaction expenses of which $151 was expensed when occurred. The remaining $122 was capitalized as debt issuance cost. The consolidated statements of operations include revenue of $1.1 million and net profit of $266 for the year ended December 31, 2020, respectively.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
The following table summarizes fair value of the total consideration:

Consideration	Amount
Cash paid to sellers at closing	$2,187
Fair value of put right	1,171
Fair value of equity issued	1,329
Total Consideration transferred	4,687
Noncontrolling Interest	4,813
Total (fair value of the Acquiree as a whole)	$9,500

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

Asset	November 3, 2020
Cash and cash equivalents	$145
Inventory	243
Prepaid expenses	125
Other current assets	9
Property Plant & Equipment	62
Intangible	7,000
Goodwill	2,342
Total assets	9,926
Liability
Accrued expenses and other current liabilities	426
Total liabilities	426
Net assets acquired	9,500
Total (fair value of the Acquiree as a whole)	$9,500

The excess of the consideration transferred over the estimated fair value of the net assets received has been recorded in goodwill. Goodwill primarily related to factors such as synergies and market opportunities and includes assembled workforce which is not recognized separately and apart from goodwill as it is neither separable nor contractual in nature.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
NOTE 5.	VARIABLE INTEREST ENTITIES (“VIE”)

The following table presents current and noncurrent assets, current and noncurrent liabilities, and revenues and net income (loss) of the Company’s variable interest entities at and for the year ended December 31, 2020:

Entity	Current assets	Non-currentassets	Current liabilities	Non - current liabilities	Revenue	Net income/(loss)
Tedra Health, LLC	$-	$1,196	$-	$640	$2,291	$(475)
Blue Mountain Care, LLC	868	-	1,840	-	7,702	1,238
Durjaya, LLC	995	1	973	-	6,596	1,311
Farmalogics Health and Wellness, LLC	987	-	1,385	-	6,954	1,443
Blu Pharms, LLC	533	840	1,513	-	4,363	325
Devi MI Grow, LLC	254	15,000	66	-	-	1,858
Pure Releaf N Union, LLC	700	149	142	150	1,549	297
	$4,337	$17,186	$5,919	$790	$29,455	$1,037

The following table presents current and noncurrent assets, current and noncurrent liabilities, and revenues and net income (loss) of the Company’s variable interest entities at and for the year ended December 31, 2019:

Entity	Current assets	Non-current assets	Current liabilities	Non - current liabilities	Revenue	Net income/(loss)
Sixth Street Enterprises, Inc.	$3,361	$219	$1,887	$-	$28,380	$(429)
Tedra Health, LLC	-	1,087	-	452	561	(278)
Blue Mountain Care, LLC	666	-	1,776	-	5,288	(1,198)
Durjaya, LLC	798	-	280	-	813	(170)
Farmalogics Health and Wellness, LLC	789	-	1,078	-4	6,778	(654)
Blu Pharms, LLC	377	840	305	88	2,130	(647)
Nature’s Medicines, Inc.	226	4,779	(891)	-	316	(849)
Devi MI Grow, LLC	-	-	-	-	-	-
Pure Releaf N Union, LLC	197	557	95	592	803	(529)
	$6,414	$7,482	$4,530	$1,128	$45,069	$(4,754)

Sixth Street Enterprises, Inc.

•
On October 1, 2017, AMMA Investment Group, LLC (“AMMA”) entered into a Management Services Agreement (MSA) with Sixth Street Enterprises, Inc. (“Sixth Street”). Sixth Street is an Arizona non-profit corporation which operates a medical cannabis dispensary.

•	The MSA term is 10 years with the option to renew for two additional 10-year terms.
•	Effective June 3, 2019, AMMA and Sixth Street amended the MSA to decrease the monthly management fee to approximately $42 on a monthly basis.
•
The fees paid to AMMA equal a prorated shared cost pool based on average full-time employment count of AMMA. All costs incurred by AMMA in performance of the MSA shall be reimbursed by Sixth Street at cost plus an agreed upon markup.

•
The MSA gives AMMA the full authority to make business decisions on Sixth Street’s behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of Sixth Street.

•	AMMA determined that Sixth Street was a VIE of AMMA Investment Group, LLC as the cannabis management service fees were not commensurate of services provided.
•	During the year ended December 31, 2020, Sixth Street became a wholly owned subsidiary of the Company.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Tedra Health LLC

•
On March 8, 2019, AMMA Investment Group, LLC (“AMMA”) entered into a Management Services Agreement (MSA) with Tedra Health, LLC (“Tedra Health”). Tedra Health is a Connecticut limited liability company which operates a medical cannabis dispensary.

•	The MSA term is 10 years with the option to renew for two additional 10-year terms.
•	The fees paid to AMMA equal 2% of the AMMA shared cost pool. All costs incurred by AMMA in performance of the MSA shall be reimbursed by Tedra Health at cost plus an agreed upon markup.
•
The MSA gives AMMA the full authority to make business decisions on Tedra Health’s behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of Tedra Health.

•	AMMA determined that Tedra Health was a VIE of AMMA Investment Group, LLC as the cannabis management service fees were not commensurate of services provided.

Blue Mountain Care LLC

•
On July 1, 2019, Blue Mountain Holdings, LLC (“BMH”) entered into a Management Services Agreement (MSA) with Blue Mountain Care, LLC (“BMC”). BMC is a Maryland limited liability company which operates a medical cannabis dispensary.

•	The MSA term is 20 years with no renewal options.
•	The fees paid to BMH equal BMC’s total revenues minus total direct expenses.
•
The MSA gives BMH the full authority to make business decisions on BMC’s behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of BMC.

•	BMH determined that BMC was a VIE of Blue Mountain Holdings, LLC as the cannabis management service fees were not commensurate of services provided.

Durjaya LLC

•
On March 12, 2018, Maryland Health Management, LLC (“MHM”) entered into a Management Services Agreement (MSA) with Durjaya, LLC (“Durjaya”). Durjaya is a Maryland limited liability company which operates a medical cannabis dispensary.

•	The MSA term is 20 years with no renewal options.
•	The fees paid to MHM equal BMC’s total revenues minus total direct expenses.
•
The MSA gives MHM the full authority to make business decisions on Durjaya’s behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of Durjaya.

•	MHM determined that Durjaya was a VIE of Maryland Health Management, LLC as the cannabis management service fees were not commensurate of services provided.

Farmalogics Health and Wellness LLC

•
On March 8, 2018, Maryland Health Management, LLC (“MHM”) entered into a Management Services Agreement (MSA) with Farmalogics Health and Wellness, LLC (“Farmalogics”). Farmalogics is a Maryland limited liability company which operates a medical cannabis dispensary.

•	The MSA term is 20 years with no renewal options.
•	The fees paid to MHM equal Farmalogics’ total revenues minus total direct expenses.
•
The MSA gives MHM the full authority to make business decisions on Farmalogics’ behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of Farmalogics.

•	MHM determined that Farmalogics was a VIE of Maryland Health Management, LLC as the cannabis management service fees were not commensurate of services provided.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Blu Pharms LLC

•
On September 30, 2019, JKJ Management Laurel, LLC (“JKJ”) entered into a Management Services Agreement (MSA) with Blu Pharms, LLC (“Blu Pharms”). Blu Pharms is a Maryland limited liability company which operates a medical cannabis dispensary.

•	The MSA term is 20 years with no renewal options.
•	The fees paid to JKJ equal Blu Pharms’ total revenues minus total direct expenses.
•
The MSA gives JKJ the full authority to make business decisions on Blu Pharms’ behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of Blu Pharms.

•	JKJ determined that Blu Pharms was a VIE of JKJ Management Laurel, LLC as the cannabis management service fees were not commensurate of services provided.

Nature’s Medicines, Inc.

•
On January 1, 2019, Globe Street Management, LLC (“Globe Street”) entered into a Management Services Agreement (MSA) with Nature’s Medicines, Inc. (“Nature’s Medicines”). Nature’s Medicines is a Massachusetts corporation which operates a medical cannabis dispensary.

•	The MSA term is 20 years with no renewal options.
•	The fees paid to Globe Street equal Nature’s Medicines’ total revenues minus total direct expenses.
•
The MSA gives Globe Street the full authority to make business decisions on Nature’s Medicines’ behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of Nature’s Medicines.

•	Globe Street determined that Nature’s Medicines was a VIE of Globe Street Management, LLC as the cannabis management service fees were not commensurate of services provided.
•	During the year ended December 31, 2020, Nature’s Medicines became a wholly owned subsidiary of the Company.

Pure Releaf N Union LLC

•
On July 3, 2019, Tedra Health Management, LLC (“THM”) entered into a Management Services Agreement (MSA) with Pure Releaf N Union, LLC (“Pure Releaf”). Pure Releaf is a Michigan limited liability company which operates a medical cannabis dispensary.

•	The MSA term is 20 years with no renewal options.
•	The fees paid to THM equal Pure Releaf’s total revenues minus total direct expenses.
•
The MSA gives THM the full authority to make business decisions on Pure Releaf’s behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of Pure Releaf.

•	THM determined that Pure Releaf was a VIE of Tedra Health Management, LLC as the cannabis management service fees were not commensurate of services provided.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Devi MI Grow LLC

•
On January 1, 2020, Tedra Health Management, LLC (“THM”) entered into a Management Services Agreement (MSA) with Devi MI Grow, LLC (“Devi MI Grow”). Devi MI Grow is a Michigan limited liability company which operates a medical cannabis cultivation center.

•	The MSA term is 20 years with no renewal options.
•	The fees paid to THM equal Devi MI Grow’s total revenues minus total direct expenses.
•
The MSA gives THM the full authority to make business decisions on Devi MI Grow’s behalf, which includes approving operating and capital budgets, hiring, firing and compensating management, and determining the strategic operating direction of Devi MI Grow.

•	THM determined that Devi MI Grow was a VIE of Tedra Health Management, LLC as the cannabis management service fees were not commensurate of services provided.

NOTE 6.	INVENTORY

The Company’s inventory consisted of:

	December 31, 2020	December 31, 2019
Raw materials	$650	$14
Work in progress	2,039	1,114
Finished goods	6,575	3,455
Total inventory, net	$9,264	$4,583

NOTE 7.	EQUITY METHOD INVESTMENTS

The following tables present changes in the Company’s equity method investments in the years ended December 31, 2020, and 2019:

Entity	Ownership percentage	Balance at December 31, 2019	Additions	Distributions	Share of net income (loss)	Balance at December 31, 2020
Taro, LLC	50%	$714	$80	$-	$-	$794
Jais, LLC	49%	2	92	-	(91)	3
Teisa, LLC	49%	237	25	-	(12)	250
Dahla, LLC	49%	77	-	-	-	77
PA Natural Medicine, LLC	43%	39	3,002	(2,813)	3,377	3,605
		$1,069	$3,199	$(2,813)	$3,274	$4,729

Entity	Ownership percentage	Balance at January 1, 2019		Additions	Distributions		Share of net income (loss)	Balance at December 31, 2019
Taro, LLC	50%	$	- $	714	$	- $	-	$714
Jais, LLC	49%		-	376		-	(374)	2
Teisa, LLC	49%		-	465		-	(228)	237
Dahla, LLC	49%		-	150		-	(73)	77
PA Natural Medicine, LLC	17%		-	39		-	-	39
			$-	$1,744		$-	$(675)	$1,069

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Taro, LLC

On June 19, 2019, the Company issued 1,066,167 shares of common stock to Jigarkumar Patel, CEO and majority shareholder of the Company, for his 50% membership interest in Taro, LLC (“Taro”), a California limited liability company. The beginning investment balance in Taro was calculated as the fair value of the shares issued in exchange for the membership interest, or $714. Taro had no operations from the date of the Company’s acquisition of Mr. Patel’s membership interest through December 31, 2020. Note that Taro is not considered a business as the entity’s license application is still in process, and as such the entity has no business operations.

Jais, LLC

On August 14, 2019, the members of Jais, LLC (“Jais”), a Missouri limited liability company, entered into the Operating Agreement for Jais. The members were listed as Jusmin Patel, a representative of the Company, and Maria Patel with 49% and 51% membership interests, respectively. The Company bore the financial burden of the startup costs and treated the 49% membership interest held by Mr. Patel, acting on behalf of the Company, as an equity method investment. Note that Jais is not considered a business as the entity’s license application is still in process, and as such the entity has no business operations.

Teisa, LLC

On November 20, 2019, the members of Teisa, LLC (“Teisa”), an Illinois limited liability company, entered into the Operating Agreement for Teisa. The members were listed as Jigarkumar Patel, CEO of the Company, and Patrice Johnson with 49% and 51% membership interests, respectively. The Company bore the financial burden of the startup costs and treated the 49% membership interest held by Mr. Patel, acting on behalf of the Company, as an equity method investment. Note that Teisa is not considered a business as the entity’s license application is still in process, and as such the entity has no business operations.

Dahla, LLC

On August 22, 2019, the members of Dahla, LLC (“Dahla”), a New Jersey limited liability company, entered into the Operating Agreement for Dahla. The members were listed as Jigarkumar Patel, CEO of the Company, and Dashiv Holdings, LLC with 49% and 51% membership interests, respectively. The Company bore the financial burden of the startup costs and treated the 49% membership interest held by Mr. Patel, acting on behalf of the Company, as an equity method investment. Note that Dahla is not considered a business as the entity’s license application is still in process, and as such the entity has no business operations.

PA Natural Medicine, LLC

On January 1, 2019, the Company issued 2,975,000 shares of common stock to Jigarkumar Patel, CEO and majority shareholder of the Company, for his 17% membership interest in PA Natural Medicine, LLC (“PA”), a Pennsylvania limited liability company. PA manages dispensaries throughout the state of Pennsylvania. The non-marketable equity investment has been presented at the carrying value at the time transfer occurred on January 1, 2019. The basis was approximately $39.

On May 15, 2020, the Company issued 2,548,000 shares of common stock and approximately $1,213 for an additional 26% membership interest in PA, at which point the investment was accounted for as an equity method investment. There are no restrictions on the assets of PA.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
The following table presents current and noncurrent assets, current and noncurrent liabilities, and revenues and net income (loss) of the Company’s equity method investments at and for the year ended December 31, 2020:

Entity	Current assets	Non-current assets	Current liabilities	Non - current liabilities	Revenue	Net income/(loss)

Taro, LLC	$1	$330	$-	$-	$-	$-
Jais, LLC	-	7	195	-	-	-185
Teisa, LLC	-	-	99	-	-	-25
Dahla, LLC	-	-	150	-	-	-
PA Natural Medicine, LLC	3,041	1,472	1,127	-	30,361	9,832
	$3,042	$1,809	$1,571	$-	$30,361	$9,622

The following table presents current and noncurrent assets, current and noncurrent liabilities, and revenues and net income (loss) of the Company’s equity method investments at and for the year ended December 31, 2019:

Entity	Current assets	Non-current assets	Current liabilities	Non - current liabilities	Revenue	Net income/(loss)
Taro, LLC	$1	$330	$-	$-	$-	$-
Jais, LLC	-	4	99	-	-	(763)
Teisa, LLC	-	-	98	-	-	(465)
Dahla, LLC	-	-	150	-	-	(150)
PA Natural Medicine, LLC	1,548	1,553	699	-	9,373	2,210
	$1,549	$1,887	$1,046	$-	$9,373	$832

NOTE 8.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of:

	December 31, 2020	December 31, 2019
Land and land improvements	$3,311	$2,658
Buildings and building improvements	24,752	18,957
Machinery and equipment	3,266	2,044
Computer equipment and software	937	481
Leasehold improvements	646	609
Motor vehicles	257	69
Furniture and fixtures	2,062	1,686
Construction in progress	23,645	9,756
Total property, plant and equipment, gross	$58,876	$36,260
Less: accumulated depreciation	(2,619)	(950)
Property, plant and equipment, net	$56,257	$35,310

Assets under construction represent construction in progress related to both cultivation and dispensary facilities and are not depreciated.

The Company recorded depreciation expense of $1,669 for the year ended December 31, 2020 ($511 included in cost of goods sold and $1,158 included in depreciation, in the consolidated statements of operations) and $1,050 for the year ended December 31, 2019 ($nil included in cost of goods sold and $1,050 included in depreciation, in the consolidated statements of operations). The Company recorded $100 in depreciation in the consolidated statements of operations for the year ended December 31, 2019 for depreciation expense related to common control entities prior to the transfer date, which is excluded from accumulated depreciation.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
NOTE 9.	INTANGIBLE ASSETS AND GOODWILL

Intangible assets, including goodwill as of December 31, 2020, consisted of the following:

Gross carrying amount	Weighted average useful lives (years)	December 31, 2018	Acquisitions	Additions	December 31, 2019
Indefinite life intangible assets:
Licenses and permits	N/A	$9,642	$7,000	$-	$16,642
Total intangible assets		9,642	7,000	-	16,642
Goodwill	N/A	25,170	2,343	-	25,513
Total intangible assets and goodwill		$34,812	$9,343	$-	$44,155

Intangible assets, including goodwill as of December 31, 2019 consisted of the following:

Gross carrying amount	Weighted average useful lives (years)	December 31, 2018	Acquisitions	Additions	December 31, 2019
Indefinite life intangible assets:
Licenses and permits	N/A	$-	$9,642	$-	$9,642
Total intangible assets		-	9,642	-	9,642
Goodwill	N/A	-	25,170	-	25,170
Total intangible assets and goodwill		$-	$34,812	$-	$34,812

The Company recorded no amortization of intangible assets during the years ended December 31, 2020, or December 31, 2019, as the assets had an indefinite life.

There were no impairments identified during annual goodwill impairment testing in 2020 or 2019.

There were no intangible assets impairments identified during the year ended December 31, 2020, or December 31, 2019.

NOTE 10.	LEASES

The Company adopted ASC 842, Leases, on January 1, 2019. The Company holds leases related to office spaces and retail dispensary facilities. The following is lease activity for the years ended December 31, 2020, and 2019:

Right-of-use assets

	Operating leases	Finance leases
Balance, January 1, 2019 (Adoption of ASC 842)	$26	$-
Acquisitions	2,371	3,914
Additions	702	-
Disposals	-	-
Depreciation	(171)	(62)
Balance, December 31, 2019	$2,928	$3,852
Acquisitions	391	-
Additions	227	7,514
Disposals	-	(7,751)
Depreciation	(323)	(253)
Balance, December 31, 2020	$3,223	$3,362

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
During the years ended December 31, 2020, and 2019, the Company recorded $576 and $233 of amortization on right-of-use assets included in general and administrative expenses within the consolidated statement of operations, respectively.

Lease liabilities

	Operating leases	Finance leases
Balance, January 1, 2019 (Adoption of ASC 842)	$(26)	$-
Acquisitions	(2,426)	(3,845)
Additions	(694)	-
Disposals	-	-
Interest	(279)	(189)
Principal payments	405	137
Balance, December 31, 2019	$(3,020)	$(3,897)
Less current portion	252	467
Long term lease liabilities, December 31, 2019	$(2,768)	$(3,430)
Balance, January 1, 2020	$(3,020)	$(3,897)
Acquisitions	(432)	-
Additions	(226)	(7,364)
Disposals	-	7,800
Interest	(323)	(930)
Principal payments	598	961
Balance, December 31, 2020	$(3,403)	$(3,430)
Less current portion	632	32
Long term lease liabilities, December 31, 2020	$(2,771)	$(3,398)

The total cash outflow for leases for the year ended December 31, 2020, and 2019 was $1,559 and $527, respectively.

As of December 31, 2019, and 2020, the weighted average lease term remaining was 6.9 and 6.4 years, respectively. The following table provides amounts at December 31, 2020 for future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year:

	Operating leases	Finance leases
2021	$873	$280
2022	509	3,460
2023	534	-
2024	450	-
2025	308	-
Thereafter	3,785	-
Total minimum lease payments	$6,459	$3,740
Effect of discounting	(3,056)	(310)
Present value of minimum lease payments	$3,403	$3,430
Current portion lease obligations	(632)	(32)
Long term lease obligations	$2,771	$3,398

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
NOTE 11.	NOTES PAYABLE

Notes payable consisted of the following balances due to third parties as of December 31, 2019:

December 31, 2019
Secured promissory notes dated July to October 2019, in the cumulative principal amount of $3,950. Monthly interest payments of 7-10% per annum. Principal balance due at maturity.	$3,448
Settlement agreement dated September 2018, in the principal amount of $1,410 with a maturity of January 2022. Fixed monthly payments of $35. Principal balance due at maturity.	875
Mortgage loan dated October 2017, in the principal amount of $1,050 with a maturity of November 2032. Monthly interest payments of 4.625% per annum. Principal balance due at maturity.	944
Loan agreements dated March 2016 to August 2019, in the cumulative principal amount of $1,896. Monthly interest payments of 7-12% per annum. Principal balance due at maturity.	1,867
Unsecured promissory notes dated January 2016 to May 2019, in the cumulative principal amount of $5,865. Monthly interest payments of 0-12% per annum. Principal balance due at maturity.	1,634
Total notes payable	8,768
Less unamortized debt discounts and issuance costs	-
Net amount	8,768
Less: current portion of notes payable	(7,731)
Notes payable, net of current portion	$1,037

Note that all notes payable outstanding as of December 31, 2019, were repaid in full during the year ended December 31, 2020.

Note that the Company had no outstanding notes payable due to third parties as of December 31, 2020.

Additionally, the Company had notes payable due to related parties as noted below. The noteholders are considered related parties due to (1) beneficial ownership in Devi common stock or (2) common ownership by Jigarkumar Patel, Devi CEO. Notes payable to related parties consisted of the following as of December 31, 2019:

December 31, 2019
Loan agreement dated August 2019, in the principal amount of $95 with a maturity of May 2020. Monthly interest payments of 18% per annum. Principal balance due at maturity.	$95
Unsecured promissory notes dated January to September 2019, in the cumulative principal amount of $10,699. Monthly interest payments of 0-18% per annum. Principal balance due at maturity. (a)	10,964
Advance payment by Drewry received in December 2019. Refer to paragraph below. (b)	1,000
Total related party notes payable	12,059
Less unamortized debt discounts and issuance costs	-
Net amount	12,059
Less: current portion of related party notes payable	(12,059)
Related party notes payable, net of current portion	$-

Note that all related party notes payable outstanding as of December 31, 2019, were repaid in full during the year ended December 31, 2020.

(a)
From July 9 to September 19, 2019, the Company entered into several unsecured promissory notes with Jigarkumar Patel (“Jigar”) in the cumulative principal amount of $2,215, with all notes bearing 18% per annum and due within 12 months of issuance. On January 23, 2020, the Company executed a Convertible Promissory Note (“Jigarkumar Convertible Note”) with Jigar, assuming the outstanding balance of the aforementioned unsecured promissory notes. The Jigarkumar Convertible Note bears interest of 4% per month with a maturity date of March 31, 2020. Then on May 15, 2020, Jigarkumar converted the outstanding balance of the Jigarkumar Convertible Note to 3,435,667 shares of Devi common stock, satisfying the outstanding balance of $3,000 in full.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
(b)
On December 26, 2019, the Company received an advance payment from Drewry Investments, LLC (“Drewry”) in the amount of $1,000. On January 23, 2020, the Company executed a Convertible Promissory Note (“Drewry Convertible Note”) with Drewry, assuming the outstanding balance of the advance payment and drawing an additional $2,200 for a total principal balance of $3,200, bearing interest of 4% per month with a maturity date of March 31, 2020. The Company then paid the outstanding balance of the Drewry Convertible Note in cash with the proceeds of the AFC Term Loan noted below.

Notes payable to related parties consisted of the following as of December 31, 2020:

December 31, 2020
Credit Agreement, consisting of several delayed draw Term Loan Notes dated May to December 2020, in the cumulative principal amount of up to $42,500 with a maturity of May 2024. Interest accues on a monthly basis at a rate of 17% per annum (13% cash interest and 4% paid-in-kind). Lump sum payment of principal balance and any accrued, unpaid interest due at maturity.	$41,822
Total related party PIK loan	41,822
Less unamortized debt discounts and issuance costs	(14,430)
Net amount	27,392
Less: current portion of related party PIK loan	(1,091)
Related party PIK loan, net of current portion	$26,301

On May 15, 2020, the Company as guarantor entered into a syndicated Credit Agreement with Advanced Flower Capital Management, LLC (“AFC”). Note that AFC is a related party as an affiliate of AFC is a beneficial owner of the Company’s common stock and such affiliate is entitled to appoint members of the Company’s Board of Directors. The Credit Agreement provides for a $42.5 million delayed draw term loan facility (“AFC Term Loan”). On May 15, 2020, the Company drew $26.2 million against the AFC Term Loan facility (the “May 2020 Draw”). The Company used the initial proceeds under the AFC Term Loan facility to pay off existing secured and unsecured promissory notes, existing mortgage loans, and finance the acquisition of equity interests in the Company’s subsidiaries held by third parties, all of which were outstanding as of December 31, 2019.

The AFC Term Loans are secured by (i) a first priority security interest in the equity interests of certain of the Company’s direct and indirect subsidiaries that guaranteed the AFC Term Loans (the “Guarantors”), (ii) a first priority security interest in the trademarks registered with the Arizona Secretary of State and Maryland Secretary of State, held by the Company’s direct subsidiary, and (iii) a first priority security interest in all of the Guarantors’ present and future real property assets. In the event of a change of control or other event of default, all obligations inclusive of any and all accrued and unpaid interest and fees shall automatically become and be immediately due and payable in full. The AFC Term Loans include covenants that, among other things, limit the Company’s ability to pay dividends, conduct certain asset or equity transactions, incur indebtedness, grant liens and dispose of material assets. The Company must meet the following covenants on a quarterly basis: (1) Minimum Adjusted EBITDA, (2) Minimum Free Cash Flow, (3) Max Total Leverage to Adjusted EBITDA Ratio, (4) Minimum Fixed Charge Coverage Ratio, and (5) Minimum Cash Balance. The Company is in compliance with all covenants.

Additionally, related to the May 2020 Draw, the Lenders received 11,414,686 warrants (compensation warrants), exercisable to purchase one share of common shares at an exercisable price of $0.01. In addition, the Lenders received 11,647,639 warrants (Lender warrants), exercisable to purchase one share of common shares at an exercisable price of $0.75 per share. The warrants were fair valued using the Black-Scholes option-pricing model, see note 14 for discussion on assumptions used in the model to value the warrants, and resulted in a debt discount of $15.4 million. Using the effective interest method, the carrying amount of the notes is the difference between the principal amount and the initial carrying value of the lender warrants. The net amount of the warrant component and issue costs are accreted using the effective interest method over the term of the note, such that the carrying amount of the financial liability will equal the principal balance at maturity. The Company incurred cash fees of $3.7 million allocated between warrant liabilities and debt incurred for $1.4 million and $2.3 million, respectively. Subsequent to the allocation to the warrant liabilities, $1.4 million was expensed and included in interest expense on the Consolidated Statement of Operations. In addition, $1.9 million was expensed and included within interest expense on the consolidated statement of operations to amortize the debt discounts and issuance costs.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
On October 23, 2020, the Company drew an additional $4.2 million on the AFC Term Loan facility (the “October 2020 Draw”). In conjunction with the October 2020 Draw, the Company issued 0.7 million stock warrants with an exercise price of $0.01 per share and 700,000 stock warrants with an exercise price of $0.75 per share, to purchase the Company’s Common Stock, which expires 5 years from the issuance date. These warrants were issued to buyers of the Company’s debt and equity. The warrants were fair valued using the Black-Scholes option-pricing model and resulted in a debt discount of $0.7 million. Using the effective interest method, the carrying amount of the notes is the difference between the principal amount and the initial carrying value of the warrants. The net amount of the equity component and issue costs are accreted using the effective interest method over the term of the note, such that the carrying amount of the financial liability will equal the principal balance at maturity. The Company incurred cash fees of $0.2 million. The stock warrants qualify for liability classification in accordance with ASC 815, Derivatives and Hedging.

The Company made three additional draws on the AFC Term Loan facility in July, November, and December 2020 in the cumulative principal amount of $10.6 million, bringing the total principal amount drawn on the AFC Term Loan to $41.0 million as of December 31, 2020. No warrants or common stock were issued in conjunction with these additional draws.

Stated maturities of the above notes payable as of December 31, 2020 are as follows:

Annual Maturities as of December 31, 2020
2021	$1,091
2022	-
2023	-
2024	40,731
2025	-
Thereafter	-
Total	$41,822

*Included within notes payable is $14.4 million of unamortized debt cost.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
NOTE 12.	INCOME TAXES

The income tax provision recorded differs from the income tax obtained by applying the statutory income tax rate for the year ended December 31, 2020 of 25.91% (December 31, 2019 – 25.91%) to the income for the year and is reconciled as follows:

	December 31, 2020	December 31, 2019
Income (loss) before taxes	$(3,028)	$800

Income tax expense (recovery) based on statutory rate	(784)	207

Non-deductible expenses	7,875	6,707
Other	212	(471)
Increase in valuation allowance	3,895	1,231
Income tax expense	$11,198	$7,674

The Company’s income tax expense for the years ending December 31, 2020, and 2019 is entirely related to current tax expense. The Company has recorded an allowance equal to the total amount of the deferred tax asset generated from its net operating loss carryforwards due to the uncertainty of being able to utilize such net operating loss carryforwards in future periods.

Section 280E of the Internal Revenue Code prohibits businesses engaged in the trafficking of Schedule I or Schedule II controlled substances from deducting normal business expenses from gross income (revenue less cost of goods sold). Section 280E was originally intended to penalize criminal market operators, but because cannabis remains a Schedule I controlled substance for Federal purposes, the IRS has subsequently applied Section 280E to state-legal cannabis businesses. Cannabis businesses operating in states that align their tax codes with the IRC are also unable to deduct normal business expenses from their state income tax returns. The non-deductible expenses shown in the effective rate reconciliation above is comprised primarily of the impact of applying IRC Section 280E to the Company’s businesses that are involved in selling cannabis, along with other typical non-deductible expenses such as lobbying expenses.

The Company evaluates deferred tax assets to determine the likelihood of these assets being realized in future periods. After considering the likelihood, a valuation allowance has been recorded to offset the entire net deferred tax asset related to federal and state net operating loss carryforwards, as it is uncertain whether they will ultimately be utilized. During the year ended December 31, 2020, the valuation allowance increased by approximately $3,895 (December 31, 2019 – decrease by $1,231). The valuation allowance has been applied based on the Company’s historical results from operations. If events or circumstances change, the valuation allowance may be adjusted at that time resulting in an income tax benefit.

The Company has available tax losses that may be carried forward to apply against future years’ income for income tax purposes in certain jurisdictions. The Company has accumulated tax losses that expire as follows:

Explration Year	Federal	State and local	Total
2024	$-	$5,025	$5,025
2025	-	14,822	14,822
Indefinite	17,766	-	17,766
Total	$17,766	19,847	$37,613

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
The statute of limitations on tax returns for the Internal Revenue Service and Arizona Department of Revenue are 3 and 4 years respectively. Net operating losses remains open for examination beyond these statute of limitations for both the Internal Revenue Service and Arizona Department of Revenue.

Utilization of net operating loss carryforwards may be subject to limitations in the event of a change in ownership as defined under U.S. IRC Section 382, and similar state provisions. An “ownership change” is generally defined as a cumulative change in the ownership interest of significant stockholders over a three-year period of more than 50 percentage points. A formal Section 382 study has not been prepared, so the exact effects of the ownership change are not known at this time.

In March 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was enacted.  The Act, among other provisions, reinstates the ability of corporations to carry net operating losses back to the five preceding tax years, has increased the excess interest limitation on modified taxable income from 30 percent to 50 percent. The Company has made a reasonable estimate of the effects on existing deferred tax balances and has concluded that the Act has not had a significant on the deferred tax balances.

NOTE 13.	SHARE-BASED COMPENSATION

Restricted Stock Units

The Company issue to our directors restricted stock units (“RSUs”), which consist of time-based awards. RSUs provide the recipients with the right to shares of common stock following a specified vesting period. Time-based awards vest quarterly.

On June 3, 2020, the Company granted 60,000 restricted stock units. These restricted stock units vest in four equal quarterly installments through 2021.

	Number of Units	Weighted Average Grant Date Fair Value
RSU s unvested at December 31, 2019	-	$-
Granted	60,000	0.67
Vested	(30,000)	0.67
Cancelled	-	-
RSU s unvested at December 31, 2020	30,000	$0.67

During the year ended December 31, 2020, the Company recorded approximately $23 of share-based compensation expense for restricted stock units granted and vested during the period.

NOTE 14.	STOCKHOLDERS’ EQUITY AND NONCONTROLLING INTEREST

Description of the Company’s Securities

At formation, the Company authorized 1,000,000 shares of common stock, with a par value of $0.10 per share and each share entitling the holder to one vote at every meeting of the stockholders. On September 19, 2019, the Company filed a Certificate of Amendment of Certificate of Incorporation, whereby the Company effected a 1,000-to-1 forward stock split and amended the total authorized shares of common stock to 180,000,000 shares with a par value of $0.0001 per share. The Company subsequently filed a Certificate of Amendment of Certificate of Incorporation on April 29, 2020, to increase the number of shares authorized from 180,000,000 to 250,000,000 with a par value of $0.0001 per share. Then on December 14, 2020, the Company filed an Amended & Restated Certificate of Incorporation increasing the number of shares authorized from 250,000,000 to 350,000,000 with a par value of $0.0001.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
No preferred stock or other class of common stock has been authorized.

Warrants

On June 19, 2019, the Company entered into a Common Stock Purchase Agreement with issued warrants to Drewry Investments, LLC (“Drewry”). Drewry purchased 9.8 million common stock at a price of $1.00 per share. As part of this common stock purchase, the Company granted Drewry an option to purchase additional 50 million shares at an exercisable price of $1.00 per share, after the stock split. The warrants are exercisable if Drewry raised additional $50 million within 1 year from the grant date. The Company did not record any share-based compensation expense for stock warrants granted in 2019. The stocks warrant qualifies for equity classification in accordance with ASC 815, Derivatives and Hedging.

In addition to the liability warrants discussed in Note 11, on May 10, 2020, the Company issued stock warrants (“compensation warrants”) to a shareholder for services rendered. The warrant option to purchase 1,088,733 at an exercise price of $0.01 per share, which expires 10 years from the issuance date. The stock warrant qualifies for equity classification in accordance with ASC 815, Derivatives and Hedging.

On May 10, 2020, the Company issued 300,000 stock warrants (“compensation warrants”) for services. The warrant option to purchase stock warrants at $0.01 per share, which expires 10 years from the issuance date. The warrants are exercisable once the performance criteria of selling a dispensary in Maryland to Devi. The stock warrant qualifies for equity classification in accordance with ASC 815, Derivatives and Hedging. Subsequent to year-end, the warrants were cancelled. There was no impact to the financial statements as the performance criteria was not met.

On May 15, 2020, the Company issued 1,600,000 stock warrants (“compensation warrants”) for services, related to executing the financing transaction with AFC. The warrant option to purchase stock warrants at $0.01 per share, which expires 10 years from the issuance date. The stock warrant qualifies for equity classification in accordance with ASC 815, Derivatives and Hedging.

The Company recorded $0.7 million share-based compensation expense for compensation warrants issued during the year ended December 31, 2020. The fair value of the stock warrants classified as equity granted was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

	2020	2019
Risk-Free Annual Interest Rate	0.26%	N/A
Expected Annual Dividend Yield	0%	N/A
Expected Stock Price Volatility	85%	N/A
Expected term	10.0	N/A

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
There were no compensation warrants issued during the year ended December 31, 2019.

A summary of the status of the stock warrants outstanding, on an as-converted basis for shares of common stock, is as follows:

	Number of Stock Warrants	Weighted-average Exercise Price
Balance as of January 1, 2019	-	$-
Issued	50,000,000	1.00
Balance as of December 31, 2019	50,000,000	1.00
Issued	26,051,058	0.34
Forfeited	(50,000,000)	1.00
Balance as of December 31, 2020	26,051,058	$0.34

The fair value of the stock warrants classified as liability (Note 14) was $11.5 million and $nil as of December 31, 2020, and 2019, respectively. The fair value of the stock warrants classified as liability granted was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

	2020	2019
Risk-Free Annual Interest Rate	0.44%	N/A
Expected Annual Dividend Yield	0%	N/A
Expected Stock Price Volatility	85%	N/A
Expected term	5.0	1.0

Volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly traded cannabis companies. The expected life in years represents the period of time that stock warrants issued are expected to be outstanding. The risk-free rate is based on US Treasury strip rate with a remaining term approximately equal to the expected life of the warrants.

During the years ended December 31, 2020, and 2019, the weighted-average fair value of the stock warrants granted was $0.67 per warrant. As of December 31, 2020, and 2019, stock warrants outstanding have a weighted-average remaining contractual life of 0.67 years.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Shares Issued

During the years ended December 31, 2020, and 2019, the Company issued the following shares, net of share issuance costs, as a result of business combinations and other equity-settled transactions:

	Shares issued in the year ended
	December 31, 2019	December 31, 2020	Footnote
Initial Funding of Devi by Drewry Investments, LLC	14,150,000	-	FN 14
Acquisition of AMMA Investment Group, LLC	12,515,400	14,300,000	FN 4
Acquisition of Amado Management, LLC	5,997,200	17,752,000	FN 4
Secondary Funding of Devi by J Brothers Investments, LLC	1,000,000	-	FN 14
Acquisition of minority interest in Taro, LLC	1,066,167	-	FN 7
Acquisition of minority interest in PA Natural Medicine, LLC	2,975,000	2,548,000	FN 7
Acquisition of Blue Mountain Holdings, LLC	6,165,640	-	FN 4
Acquisition of JKJ Management Laurel, LLC	6,500,000	-	FN 4
Acquisition of Devi CT Management, LLC	12,177,933	-	FN 4
Acquisition of Globe Street Management, LLC	22,666,667	-	FN 4
Acquisition of Maryland Health Management, LLC	20,478,427	1,365,000	FN 4
Acquisition of Tedra Health Management	4,000,000	-	FN 4
Acquisition of Farmalogics Health and Wellness, LLC minority interest	-	35,000	FN 4
Drewry Cash Contributions	14,800,000	3,456,000	FN 14
J Brothers Cash Contributions	3,100,010	-	FN 14
Satisfaction of notes payable	-	8,500,000	FN 14
Satisfaction of convertible notes payable	-	3,435,667	FN 11
Cancellation of Drewry warrants	-	15,290,000	FN 14
Acquisition of Arizona Natural Pain Solutions, LLC	-	1,984,126	FN 4
Total shares of common stock issued	127,592,444	68,665,793

For ease of comparability, the following equity transactions have been presented net of the impact of the 1,000-to-1 forward stock split, which took place on September 19, 2019.

Initial Funding of Devi by Drewry Investments, LLC

Between January 1 and January 30, 2019, the Company issued 10,107,000 shares of common stock to Drewry Investments, LLC (“Drewry”) in exchange for $5,000 as part of the initial funding of the Company pursuant to the Contribution Agreement dated January 1, 2019, and subsequently amended on February 12, 2019, and June 19, 2019 (the “Contribution Agreement”). On March 4, 2019, the Company issued an additional 4,043,000 shares to Drewry in exchange for $2,000, satisfying Drewry’s responsibility for the initial funding of the Company. This resulted in a cumulative 14,150,000 shares issued to Drewry as part of the initial funding, reflecting a price of $0.49 per share.

Secondary Funding of Devi by J Brothers Investments, LLC

Pursuant to the Contribution Agreement, on January 30, 2019, the Company issued 1,000,000 shares of common stock to J Brothers Investments, LLC (“JBrothers”) in exchange for cash and asset contributions made to entities intended to be acquired by the Company totaling $1,000 in value, reflecting a price of $1.00 per share.

Drewry Cash Contributions

On June 19, 2019, the Company entered into a Common Stock Purchase Agreement with Drewry (the “Drewry 2019 Agreement”) whereby the Company would issue up to 10,000,000 shares of common stock at a price of $1.000 per share. Between June 3 and July 11, 2019, Drewry contributed $9,800 in cash in exchange for 9,800,000 shares of common stock pursuant to the terms of the Drewry 2019 Agreement.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
On September 26, 2019, the Company entered into the First Amendment to the Drewry Agreement (the “Drewry Amendment”) whereby the Company agreed to issue up to 5,000,000 additional shares of common stock at a price of $1.00 per share. Between October 16 and November 5, 2019, Drewry contributed $4,995 in exchange for 5,000,000 shares of common stock pursuant to the terms of Drewry Amendment.

On May 15, 2020, the Company entered into a Common Stock Purchase Agreement with Drewry (the “Drewry 2020 Agreement”) whereby the Company would issue 3,456,000 shares of common stock in exchange for $3,000 in cash, reflecting a price of $0.87 per share.

JBrothers Cash Contributions

On October 17, 2019, the Company entered into a Common Stock Purchase Agreement with JBrothers (the “JBrothers Agreement”) whereby the Company would issue 3,100,010 shares of common stock in exchange for $3,100 in cash, reflecting a price of $1.00 per share.

Satisfaction of Notes Payable

On March 10, 2020, the Company entered into an agreement with Weldon Development, LLC (“Weldon”) to satisfy the balance of the unsecured promissory note issued to Weldon in conjunction with the purchase of Weldon’s minority interest in AMMA Investment Group, LLC. Immediately prior to the closing of this agreement, the outstanding balance of the unsecured promissory note was $4,500. Pursuant to the terms of the agreement, the Company issued 6,000,000 shares of common stock to satisfy the $4,500 outstanding balance of the note, reflecting a price of $0.75 per share.

On May 7, 2020, the Company entered into a Loan Payoff Letter with, a related party, Marvele, LLC (“Marvele”) to satisfy the balance of the unsecured promissory note issued to Marvele in conjunction with purchase of Marvele’s minority interest in Amado Management, LLC. Per the Loan Payoff Letter, the Company issued 2,500,000 shares of common stock to satisfy the $1,500 outstanding balance of the note, reflecting a price of $0.60 per share and the remaining balance of the note was paid in cash.

Cancellation of Drewry Warrants

On May 15, 2020, the Company and Drewry entered into a Warrant Cancellation Agreement, providing for the cancellation of the 50,000,000 liability warrants made in favor of Drewry in exchange for the issuance of 15,290,000 additional shares. The shares were valued at $0.67 per share, and the Company recorded stock-based compensation expense of $10,245 related to the issuance.

Noncontrolling Interests

The net change in the noncontrolling interests is as follows:

	Amado Management, LLC	AMMA Investment Group, LLc	Sixth Street Enterprises, Inc.	Tedra Health, LLC	Blue Mountain Care, LLC	Blu Pharms, LLC	Maryland Health Management, LLC	Durjaya, LLC	Farmalogics Health & Wellness, LLC	Pure Releaf N Union, LLC	Tide Management, LLC	Total
Balance, December 31, 2018	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Additions to non-controlling interest	14,775	858	3,769	54	320	1,063	252	(6)	614	235	-	21,934
Purchase of non-controlling interest	-	(74)	-	472	-	-	-	-	-	-	-	398
Net income attributable to non-controlling interest	(4,458)	(4,259)	20,530	(526)	-	-	(102)	-	-	-	-	11,185
Balance, December 31, 2019	$10,317	$(3,475)	$24,299	$-	$320	$1,063	150	$(6)	$614	$235	$-	$33,517
Additions to non-controlling interest	-	-	-	-	-	-	-	-	-	-	5,350	5,350
Purchase of non-controlling interest	(9,374)	5,476	(36,155)	-	-	-	(106)	-	(301)	-	-	(40,460)
Net income attributable to non-controlling interest	(943)	(2,001)	11,856	-	-	-	(44)	-	-	-	179	9,047
Balance, December 31, 2020	$-	$-	$-	$-	$320	$1,063	$-	$(6)	$313	$235	$5,529	$7,454

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
NOTE 15.	FAIR VALUE AND RISK MANAGEMENT

The accounting framework for determining fair value includes a hierarchy for ranking the quality and reliability of the information used to measure fair value, which enables the reader of the financial statements to assess the inputs used to develop those measurements. The fair value hierarchy consists of three tiers:

•	Level 1 – defined as quoted market prices in active markets for identical assets or liabilities

•
Level 2 – defined as inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, model-based valuation techniques for which all significant assumptions are observable in the market or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities and

•	Level 3 – defined as unobservable inputs that are not corroborated by market data.

The Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

The Company measures the put right and warrant liability on a recurring basis using Level 3 inputs as defined under ASC 820, Fair Value Measurement and Disclosures. Significant judgment is employed in determining the appropriateness of these assumptions as of the acquisition date and for each subsequent period.

During the year ended December 31, 2020, and December 31, 2019, the Company issued 26.1 million and 50.0 million stock warrants, respectively. Certain stock warrants are accounted for as a warrant liability (23,062,325 liability warrants and 50,000,000 liability warrants as of December 31, 2020, and 2019, respectively). The estimated fair value of the liability is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument. Increases or decreases in the fair value of the Company’s liability associated with the warrant liability are reflected as “change in the fair value of the put right and warrant liability” in the consolidated statements of operations for the respective period.

The warrant liability is fair valued using a Black-Scholes model and methodologies and significant grant-date assumptions are disclosed in Note 12. There was no change in the fair value from the initial valuation date.

The Company granted a one-time option (put right) to the sellers of ANPS as part of the Membership Interest purchase agreement. The put right gives the holder the right to sell some or all of the stock consideration received as part of the acquisition on May 31, 2024 (“exercise date”) for $1.26 per share adjusted at a rate of 12% per annum, until the exercise date. The Company recorded $1,171 as the fair value of the put right as a liability at the acquisition date. The fair value was determined using the Black-Scholes model and assumptions included below, with the residual value of the consideration recorded to the common stock issued. There was no material change in the fair value of the put right as of December 31, 2020, since the acquisition date. The fair value of the put right could differ from these estimates if any assumption below were to change; with the corresponding impact to the fair value of equity issued.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
	2020	2019
Risk-Free Annual Interest Rate	0.44%	N/A
Exercise price	$1.26	N/A
Share price	$0.67	N/A
Expected Stock Price Volatility	80%	N/A
Expected term	4.0	N/A

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis at December 31, 2020:

	Level 1	Level 2	Level 3	Total
Financial Liability
Put right	$-	$-	$1,171	$1,171
Warrant liability	-	-	11,494	11,494
Financial Liability Total	$-	$-	$12,665	$12,665

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis at December 31, 2019:

	Level 1	Level 2	Level 3	Total
Financial Liability
Put right	$-	$-	$-	$-
Warrant liability	-	-	-	-
Financial Liability Total	$-	$-	$-	$-

NOTE 16.	COMMITMENTS AND CONTINGENCIES

Regulatory Environment

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2020, marijuana regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims & Legal Proceedings

From time to time, the Company may be involved in legal proceedings, including litigation or regulatory proceedings relating to claims arising out of operations in the normal course of business. In accordance with the current accounting standards for loss contingencies under Accounting Standard Codification Topic 450, we establish reserves for litigation-related matters that arise from the ordinary course of our business activities when it is probable that a loss associated with a claim or proceeding has been incurred and the amount of the loss can be reasonably estimated. Litigation claims and proceedings of all types are subject to many uncertain factors that generally cannot be predicted with assurance. By their nature, the amount of the contingency and the timing of a contingent event and any resulting accounting recognition are subject to our judgment of such events and our estimates of the amounts. Below we provide a description of potentially material legal proceedings and claims.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Litigation Assessment

The Company has evaluated its claims and the foregoing matters to assess the likelihood of any unfavorable outcome and to estimate, if possible, the amount of potential loss as it relates to the litigation discussed above. Based on this assessment and estimate, which includes an understanding of the Company’s intention to vigorously prosecute its claims, the Company believes that any defenses of any of the counterparties lack merit, and the likelihood of any recoveries by any of the counterparties against the Company appears remote. This assessment and estimate are based on the information available to management as of the date of these financial statements and involves a significant amount of management judgment, including the inherent difficulty associated with assessing litigation matters in their early stages. As a result, the actual outcome or loss may differ materially from those envisioned by the current assessment and estimate. Our failure to successfully prosecute or settle these claims could have a material adverse effect on our financial condition, revenue and profitability and could cause the market value of our subordinate voting shares to decline. The Company monitors and evaluates prior settled claims to ensure the Company is in compliance with any and all requirements.

Commitments

On March 4, 2020, the Company engaged Elite Construction, LLC (“Elite”) to perform engineering and construction services related to the build-out of a cultivation and dispensary site in Battle Creek, Michigan. Pursuant to the terms of the bid made by Elite, the Company was obligated to pay $3,836 for work performed under Phase 1 of construction with a remaining obligation to pay $671 as of December 31, 2020, which was subsequently paid in 2021. Certain amounts related to this contract have been recorded to construction in progress.

Loan Commitments

The AFC Term Loans are secured by (i) a first priority security interest in the equity interests of certain of the Company’s direct and indirect subsidiaries that guaranteed the AFC Term Loans (the “Guarantors”), (ii) a first priority security interest in the trademarks registered with the Arizona Secretary of State and Maryland Secretary of State, held by the Company’s direct subsidiary, and (iii) a first priority security interest in all of the Guarantors’ present and future real property assets. In the event of a change of control or other event of default, all obligations inclusive of any and all accrued and unpaid interest and fees shall automatically become and be immediately due and payable in full. The AFC Term Loans include restrictions that, among other things, limit the Company’s ability to pay dividends, conduct certain asset or equity transactions, incur indebtedness, grant liens and dispose of material assets. The Company must meet the following covenants on a quarterly basis: (1) Minimum Adjusted EBITDA, (2) Minimum Free Cash Flow, (3) Max Total Leverage to Adjusted EBITDA Ratio, (4) Minimum Fixed Charge Coverage Ratio, and (5) Minimum Cash Balance. The Company is in compliance with all covenants.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
NOTE 17.	DISCONTINUED OPERATIONS

Tedra Health LLC

On March 8, 2019, AMMA Investment Group, LLC (“AMMA”) entered into a Management Services Agreement (MSA) with Tedra Health, LLC (“Tedra Health”). Tedra Health is a Connecticut limited liability company which operates a medical cannabis dispensary. AMMA determined that Tedra Health was a VIE of AMMA Investment Group, LLC as the cannabis management service fees were not commensurate of services provided. The Company re-evaluated the VIE on March 8, 2019 and concluded the primary beneficiary of Tedra Health had not changed. Pursuant to ASC 250-10 and ASC 805-50-45 and the MSA effective March 8, 2019, the results of operations of Tedra Health were included and reported in the Company’s consolidated results at the beginning of the period (or January 1, 2019). The Company recognized net assets acquired of $54 and noncontrolling interest of $54 on the transfer date of March 8, 2019.

During the year ended December 31, 2020, the Company decided to discontinue operating activities related to Tedra Health, LLC, (“Tedra”) which owns and operates a medical marijuana dispensary in the state of Connecticut. On October 2, 2020, Tedra entered into an Asset Purchase Agreement with FFD West, LLC (“FFD”) to sell and transfer all of its rights, title, and interest in designated purchased assets to FFD in exchange for $4,200 in cash, $400 in escrow and a $500 promissory note. This transaction included all contracts held by Tedra, medical marijuana license, operating lease, inventory, and property, plant & equipment. The gain on discontinued operations was approximately $3,800.

Discontinued operations are presented separately from continuing operations in the consolidated statements of operations and the consolidated statement of cash flows.

The following table represents the financial results associated with discontinued operations as reflected in the Company’s consolidated statements of operations:

	For the Year Ended
	2020	2019
Revenue, net of discounts	$2,291	$561
Cost of goods sold	(1,670)	(386)
Gross profit	621	175
Operating expenses
General and administrative	782	853
Selling and marketing	26	35
Depreciation and amortization	78	48
Total operating expenses	886	936
Operating income/(loss)	(265)	(761)
Other (expense) income
Interest expense	-	(3)
Income/(loss) before taxes and non-controlling interest	(265)	(764)
Income taxes	(109)	(37)
Net income/(loss) before non-controlling interest	(374)	(801)
Net income (loss) attributed to non-controlling interest	-	523
Net income/(loss) attributed to Devi Holdings, Inc.	$(374)	$(278)

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
The following table is a summary of the assets and liabilities of discontinued operations:

	For the period ended December 31
	2020	2019
Cash and cash equivalents	$168	$65
Accounts receivable, net	-	2
Prepaid expenses	11	14
Inventory, net	244	96
Property, plant and equipment, net	507	576
Operating lease right-of-use asset, net	266	334
Total assets held for sale	1,196	1,087

Accounts payable	(197)	(40)
Accrued expenses and other liabilities	(176)	(76)
Operating lease liability, net of current portion	(267)	(336)
Total liabilities associated with assets held for sale	$(640)	$(452)

The following table is a summary of the property, plant, and equipment of discontinued operations:

	December 31, 2020	December 31, 2019
Machinery and equipment	$107	$103
Computer equipment and software	41	41
Leasehold improvements	475	470
Furniture and fixtures	10	10
Total property, plant and equipment, gross	633	624
Less: accumulated depreciation	(126)	(48)
Property, plant and equipment, net	$507	$576

NOTE 18.	SUBSEQUENT EVENTS

Drewry Sale Agreement

On June 9, 2021, the Company entered into an agreement (the “Drewry Sale Agreement”) with Drewry Investments LLC (“Drewry”), David Dozzo, Luciano Gabriano, Michael Steele, and Avonlea Ventures Inc. (collectively, the “Drewry Parties”) to purchase the outstanding shares of Devi Common Stock held by the Drewry Parties and the 13.997% membership interest in Tide Management, LLC held by Drewry. As of June 9, 2021, the Drewry Parties owned 47,896,000 shares and had the right to acquire 3,455,842 additional shares of Devi common stock pursuant to warrants, for a total of 51,351,842 shares of Devi common stock. Additionally, as compensation for prior consulting related services provided to the Company by Drewry, the Company agreed to issue an additional 2,000,000 shares of Devi common stock, increasing the total shares held by Drewry to 53,351,842.

Per the Drewry Sale Agreement, the Company agreed to pay the Drewry Parties a total of $80,028 in exchange for the shares and $1,500 in exchange for the Drewry Parties’ 13.997% membership interest in Tide Management, LLC. Note that prior to the closing of the Drewry Sale Agreement, the Drewry Parties exercised, on a cashless basis, all of its existing warrants to acquire shares of Devi common stock pursuant to the exercise process set forth in the Warrants. The Closing Date of the Agreement was determined to be no later than July 31, 2021.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Capital Raise

On July 30, 2021, the Company completed a Common Stock Purchase Agreement with a group of institutional and individual investors, pursuant to which Devi sold an aggregate of 29,872,607 shares at a price of $1.57 per share for gross proceeds of $46.9 million. On August 4, 2021, several individuals entered into the same Common Stock Purchase Agreement as Additional Purchasers, pursuant to which Devi sold an additional 2,575,088 shares at the same price of $1.57 per share for gross proceeds of $4.0 million. The total gross proceeds following the closing of this Agreement were $50.9 million, of which 5% of the gross proceeds were payable to the placement agent (“Seaport Global Securities LLC”).

On October 14, 2021, the Company completed a Common Stock Purchase Agreement with a group of related party investors, pursuant to which Devi sold an aggregate 16,725,908 shares at a price of $1.50 per share for gross proceeds of $25.0 million. There were no fees or costs associated with this capital raise.

The Company also completed a Common Stock Purchase Agreement with individual investor, pursuant to which Devi sold an aggregate 318,471 shares at a price of $1.57 per share for gross proceeds of $0.5 million, of which 5% of the gross proceeds were payable to the placement agent (“Seaport Global Securities LLC”). The total gross proceeds following the closing of both agreements were $25.5 million. In connection with the Common Stock Purchase Agreement, the Company issued 4.3 million stock warrants for services, related to executing the financing transaction with AFC. The warrant provided the holder the right to purchase the Company’s stock at $1.80 per share, and which expires on July 30, 2024. The Company is in the process of evaluating the classification of these warrants.

Drewry Assignment of Loan Interests

On June 9, 2021, the Company entered into an Assignment Agreement (the “Assignment Agreement”) with Drewry Investments LLC (“Assignor”) whereby Drewry agreed to irrevocably sell and assign all of their rights and interests as a Lender under the Credit Agreement to AFC Management, LLC.

Amended and Restated Credit Agreement

On July 30, 2021, the Company entered into an Amended and Restated Credit Agreement (“Amended Credit Agreement”) with AFC Management, LLC, A BDC Warehouse LLC, AFC Gamma, Inc. AFC Management LLC (collectively “AFC”) to borrow an additional $30.0 million, increasing the existing non-revolving term loan to $72.5 million. Terms and conditions to the Credit Agreement (see Note 11 Notes Payable) remained substantially unchanged with interest payments due monthly at an interest rate of 13% per annum. Tranche 2 Term Loans drawn under the Amended Credit Agreement will have paid-in-kind interest (“PIK”) of 2%.

Bridge Credit Agreement

On July 30, 2021, Devi Holdings, Inc. (“Borrower”) entered into a Credit Agreement (the “Bridge Credit Agreement”) with Flower Loan Holdco, LLC and J Brothers Investments LLC, a related party. The Company entered into term loan notes with Flower Loan Holdco, LLC and J Brothers Investments LLC (collectively the “Bridge Loans”) in the amounts of $32.4 million less an original issue discount of $759 and $2.0 million less a discount of $40, respectively. The interest rate for the Bridge Loans is 20.00% per annum and will increase on March 31, 2022, to a rate per annum equal to 30.00%. The maturity date of these term loans is August 7, 2024. The proceeds from the Bridge Loans were used for the Drewry Sale Agreement as described above.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Additionally, Jigarkumar Patel granted, assigned, and pledged to secure the obligations under the term loans through all right, title and interest in Aumega Health and Wellness, LLC (“Aumega”), which holds a 17% membership interest in PA Natural Medicine, LLC (“PA”). This membership interest in PA held by Aumega represents a portion of the Company’s 43% noncontrolling membership interest in PA. The Aumega guaranty constitutes a continuing and irrevocable guaranty and shall remain in full force and effect until the term loans have been paid in full.

On October 15, 2021, the Company repaid the bridge loan in full with the proceeds from the capital raise mentioned above.

Promissory Note issued for real estate purchase

On May 27, 2021, the Company issued a promissory note in the principal amount of $700 to HRG Battle Creek, LLC, a Michigan limited liability company, related to the Company’s purchase of real estate in Emmett Township, Michigan. The note shall be paid back through monthly interest-only payments beginning the first day of the first full month 30 days after the closing date of the transaction with lump-sum principal payments made every 12 months on the anniversary of the closing date. The first interest-only payment will be due July 1, 2021, and the maturity date of the note will be June 30, 2024. The note is secured by the real property acquired by the Company from HRG Battle Creek, LLC.

Acquisitions

On September 13, 2021, Natures NM Management LLC, wholly owned subsidiary of Devi Holdings, Inc., purchased all of the interest in PurLife Management Group, LLC (“PurLife”), which provides management services to PurLife, Inc., a New Mexico nonprofit corporation, and MJ Express-O, Inc., a New Mexico nonprofit corporation, which is a vertically integrated cannabis company for $10 million cash, $14.2 million promissory note and approximately 1,600,000 shares of Devi Holdings, Inc. In addition, 0.4 million warrants were issued at an exercise price of $1.80 per share, which expires on September 13, 2024. Management is evaluating the fair value and the classification of the warrants. The acquisition of PurLife gives the Company an opportunity to enter the New Mexico cannabis market. Management is evaluating the transaction cost and, fair value of consideration transferred, and assets and liabilities assumed, because the information was not available at the time the financial statements were issued.

On September 20, 2021, Devi Holdings, Inc. purchased all of the membership interest in MW Biosystems, LLC, an Arizona limited liability company as well as control of the board of directors of Cannabis Research Group, Inc., an Arizona nonprofit corporation, (collectively, “CRG”) for $19 million. The acquisition of CRG expands the Company’s current dispensary locations in Arizona. Management is evaluating the transaction cost and, fair value of the consideration transferred, and assets and liabilities assumed, because the information was not available at the time the financial statements were issued.

On October 27, 2021, AMMA Investment Group, LLC, subsidiary of Devi Holdings, Inc., purchased certain assets and liabilities in Tolleson Supply Company, LLC, an Arizona limited liability company, (“Tolleson”), which cultivates cannabis products, for $0.4 million cash, $0.6 note payable and 2,053,333 shares of Devi Holdings, Inc. The acquisition of Tolleson gives the Company an opportunity to expand the cultivation production in the state of Arizona. Management is evaluating the transaction cost and, fair value of consideration transferred, and assets and liabilities assumed, because the information was not available at the time the financial statements were issued.

Notes to the Consolidated Financial Statements
in thousands of United States dollars, unless otherwise noted
Cannabis License Update

In July 2021, the Company was notified by the state of Georgia that Nature’s GA, LLC, joint venture, won a license to sell cannabis in the state.

In October 2021, the Company was notified by the state of Illinois that Teisa, LLC, joint venture, did not win a license to sell cannabis in the state of Illinois. Subsequently, the Company wrote off the entire investment in Teisa LLC, which was $490.

PA Natural Medicine LLC interest sale

On October 1, 2021 (the “Closing Date”), the Company, as part of a group of sellers, sold its equity investment of 43% in PA Natural Medicine LLC (“PA”) to CSAC Acquisition PA II Corp. (the “Buyer”) which is a subsidiary of AYR Wellness, Inc. (“the Parent”). The Buyer acquired all of the issued and outstanding membership interests of PA in exchange for aggregate cash consideration of $35.2 million (which includes closing cash net of working capital, transaction expenses, and reserves), purchase promissory notes of $25 million, stock consideration of $20 million in Parent subordinate shares, and a right to earn-out consideration.  The pro-rata share of cash consideration paid at closing received by the Company was $15.2 million.  The proceeds were used to payoff the Bridge loan, which included the assignment of the promissory note receivable from the buyer, at a discount, to Flower Loan Holdco, LLC. The purchase promissory notes have interest payable quarterly at a rate of 8% per annum, with aggregate principal payments of $500 payable quarterly and the remaining principal balance payable on the third anniversary of issuance.

One-half of all shares acquired by the Buyer will be subject to a six-month lockup period after the Closing Date and the remaining half of shares acquired will be subject to a 12-month lockup period. However, Aumega, a subsidiary of the Company that owns the Company’s 43% investment, will not be required to enter into a lockup agreement. Aumega shares will only be subject to a four-month statutory holding period under Canadian securities laws.

For calendar year 2021 (the “measurement period”), the Company is eligible for its pro-rata share of earn-out consideration, the total of which will not exceed $40 million.  Consideration for earn-out consideration, if any, will be paid in a combination of cash, promissory notes, and stock.  Earn-out promissory notes will have interest payable quarterly at a rate of 8% per annum, with principal payments of $500 payable quarterly and the remaining principal balance payable on the third anniversary of issuance.

Amado Land Purchase

On July 16, 2021, the Company entered into a Purchase and Sale Agreement (the “Mulligan Agreement”) with Mulligan Holdings, LLC, an Arizona limited liability company, to purchase real estate located in Amado, Arizona for total consideration of $4,550. Pursuant to the terms of the Mulligan Agreement, the purchase price shall be held in escrow pending the satisfactory results of feasibility studies and inspections of the property within 45 days of the closing of the agreement. On August 23, 2021, the Company entered into the First Amendment to the Mulligan Agreement extending the period for completing the feasibility studies and inspections to September 10, 2021, and the deadline for close of escrow to September 15, 2021. The transaction closed on September 7, 2021.